Filed pursuant to Rule 433(d) - Registration Statement No. 333-131727

Ace Securities Corp. Home Equity Loan Trust, Series 2006-OP1

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
Ace Securities Corp

$1,083,807,000 (Approximate)
Home Equity Loan Trust Series 2006-OP1

Ace Securities Corp (Depositor)

May 3, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc. (“DBSI”) toll-free at 1-800 503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED May 3, 2006
Ace Securities Corp.
Home Equity Loan Trust, Series 2006-OP1
$1,083,807,000 (Approximate)
Subject to 10% variance

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Payment Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1A	356,901,000	Float	2.20	1 - 80	0	ACT/360	April 2036	AAA / Aaa
A-1B	180,507,000	Float	2.27	1 - 80	0	ACT/360	April 2036	AAA / Aaa
A-2A	176,209,000	Float	1.00	1 - 21	0	ACT/360	April 2036	AAA / Aaa
A-2B	63,699,000	Float	2.00	21 - 28	0	ACT/360	April 2036	AAA / Aaa
A-2C	59,481,000	Float	3.35	28 - 63	0	ACT/360	April 2036	AAA / Aaa
A-2D	42,758,000	Float	6.38	63 - 80	0	ACT/360	April 2036	AAA / Aaa
M-1	38,193,000	Float	4.86	46 - 80	0	ACT/360	April 2036	AA+ / Aa1
M-2	34,319,000	Float	4.74	43 - 80	0	ACT/360	April 2036	AA / Aa2
M-3	20,481,000	Float	4.67	42 - 80	0	ACT/360	April 2036	AA / Aa3
M-4	18,266,000	Float	4.63	41 - 80	0	ACT/360	April 2036	AA- / A1
M-5	18,266,000	Float	4.60	40 - 80	0	ACT/360	April 2036	A+ / A2
M-6	16,052,000	Float	4.58	39 - 80	0	ACT/360	April 2036	A+ / A3
M-7	16,052,000	Float	4.56	39 - 80	0	ACT/360	April 2036	A / Baa1
M-8	14,392,000	Float	4.54	38 - 80	0	ACT/360	April 2036	BBB+ / Baa2
M-9	11,071,000	Float	4.53	38 - 80	0	ACT/360	April 2036	BBB / Baa3
M-10	6,089,000	Float	4.53	38 - 80	0	ACT/360	April 2036	BBB / Ba1
M-11	11,071,000	Float	4.48	37 - 80	0	ACT/360	April 2036	BBB- / Ba2
Total Certificates $1,083,807,000
Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )
Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview
Certificates:
The Class A-1A Certificates and the Class A-1B Certificates, together the “Class A-1 Certificates”) and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (“Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (“Group II Mortgage Loans”).

Transaction Overview

Certificates (Continued):
The Group I Mortgage Loans will be further divided into two groups, the Group IA Mortgage Loans and the Group IB Mortgage Loans. The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are also referred to herein collectively as the “Offered Certificates.” The pass-through rates on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 5,501 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $1,107,055,226 as of the Cut-off Date subject to a permitted variance of +/- 10%. The Mortgage Loans will be separated into three groups. The Group IA Mortgage Loans will represent approximately 2,241 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $449,214,623, the Group IB Mortgage Loans will represent approximately 1,260 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $227,195,759 and the Group II Mortgage Loans will represent approximately 2,000 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $430,644,844.

Class A Certificates:	Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	Ace Securities Corp. (“Ace”)

Originator:	Option One Mortgage Corporation

Master Servicer:	Wells Fargo Bank, National Association

Servicer:	Option One Mortgage Corporation

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as “The Murrayhill Company”)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	May 1, 2006

Cut-off Date:	May 1, 2006

Expected Pricing:	Week of May 1, 2006

Record Date:	The Record Date for the Certificates will be the business day immediately preceding the related Distribution Date.

Transaction Overview (Cont.)
Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in June 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date is the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls and ending on the Determination Date of the calendar month in which such Distribution Date falls.

Interest Accrual Period:
(iv)  Interest will initially accrue on all Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.3170% for the Mortgage Loans.

Compensating Interest:	The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls: Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Transaction Overview (Cont.)

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related determination date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any); 3) Overcollateralization (“OC”), and 4) Subordination; and

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates, and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 2.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 4.20% of the aggregate principal balance of the Mortgage Loans as of the end of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the Distribution Date following the first Distribution Date on which the Certificate Principal Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 41.10%.

Credit Enhancement Percentage:	The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Transaction Overview (Cont.)

Class	(S / M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	20.55%	41.10%
M-1	AA+ / Aa1	17.10%	34.20%
M-2	AA / Aa2	14.00%	28.00%
M-3	AA / Aa3	12.15%	24.30%
M-4	AA- / A1	10.50%	21.00%
M-5	A+ / A2	8.85%	17.70%
M-6	A+ / A3	7.40%	14.80%
M-7	A / Baa1	5.95%	11.90%
M-8	BBB+ / Baa2	4.65%	9.30%
M-9	BBB / Baa3	3.65%	7.30%
M-10	BBB / Ba1	3.10%	6.20%
M-11	BBB- / Ba2	2.10%	4.20%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Class A-1A, Class A-1B and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager and with respect to the related Mortgage Loans for such Distribution Date, the Group IA Allocation Percentage, Group IB Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1A Certificates, (ii) the Net WAC Pass-Through Rate for the Class A-1B Certificates and (iii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group IA Allocation Percentage: The aggregate principal balance of the Group IA Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, the Group IB Mortgage Loans and the Group II Mortgage Loans.

Group IB Allocation Percentage: The aggregate principal balance of the Group IB Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, the Group IB Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, the Group IB Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
On any Distribution Date the “Net WAC Rate Carryover Amount” will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider as described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $1,107,045,226. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to 5.28% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 41.10% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
The Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 34.20% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 28.00% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 24.30% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 21.00% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 17.70% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 14.80% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 11.90% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 9.30% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 7.30% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 6.20% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage), and eleventh to the Class M-11 Certificates until it reaches approximately a 4.20% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Transaction Overview (Cont.)

Class M Principal Distribution Amount (continued):
If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the Certificate Principal Balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 38.93% of the Credit Enhancement Percentage.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
June 2008 to May 2009	1.40%, plus 1/12th of 1.75% for each month thereafter
June 2009 to May 2010	3.15%, plus 1/12th of 1.80% for each month thereafter
June 2010 to May 2011	4.95%, plus 1/12th of 1.45% for each month thereafter
June 2011 to May 2012	6.40%, plus 1/12th of 0.75% for each month thereafter
June 2012 and thereafter	7.15%

Transaction Overview (Cont.)

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.  To the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.  To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.  To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.  From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.
6.  From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.  From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.  From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.  From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.
10.  To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:
1.  To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.  To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.
4.  To pay any principal to the Class A Certificates and the Mezzanine Certificates in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.
5.  To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.
6.  To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.  To pay any remaining amount to the Class CE Certificates.

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)
6/25/2006	$1,107,045,226
7/25/2006	1,089,156,703
8/25/2006	1,068,321,926
9/25/2006	1,044,613,426
10/25/2006	1,018,117,642
11/25/2006	988,945,108
12/25/2006	957,230,351
1/25/2007	923,131,484
2/25/2007	886,844,088
3/25/2007	850,078,115
4/25/2007	814,797,208
5/25/2007	780,984,579
6/25/2007	748,578,966
7/25/2007	717,521,669
8/25/2007	687,756,444
9/25/2007	659,229,398
10/25/2007	631,888,890
11/25/2007	605,685,440
12/25/2007	580,571,633
1/25/2008	556,389,517
2/25/2008	508,638,203
3/25/2008	433,736,496
4/25/2008	370,706,343
5/25/2008	318,292,939
6/25/2008	285,469,621
7/25/2008	272,228,259
8/25/2008	260,003,917
9/25/2008	248,339,587
10/25/2008	237,209,772
11/25/2008	226,587,543
12/25/2008	216,449,399
1/25/2009	206,772,947
2/25/2009	197,536,841
3/25/2009	188,720,801
4/25/2009	180,306,379
5/25/2009	172,274,201
6/25/2009	164,606,401
7/25/2009	157,286,189
8/25/2009	150,297,556
9/25/2009	143,625,254
10/25/2009	137,254,785
11/25/2009	131,172,229
12/25/2009	125,364,337
1/25/2010	119,818,500
2/25/2010	114,522,696
3/25/2010	109,465,464

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1A	Avg Life (yrs)	21.68	4.25	2.20	1.53	1.19
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Oct-08

A-1B	Avg Life (yrs)	21.81	4.33	2.27	1.61	1.23
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Nov-08

A-2A	Avg Life (yrs)	16.61	1.56	1.00	0.83	0.67
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Mar-30	May-09	Feb-08	Dec-07	Aug-07

A-2B	Avg Life (yrs)	25.32	3.92	2.00	1.75	1.47
	First Payment Date	Mar-30	May-09	Feb-08	Dec-07	Aug-07
	Last Payment Date	Jun-33	Aug-11	Sep-08	Apr-08	Jan-08

A-2C	Avg Life (yrs)	28.55	7.33	3.35	2.14	1.81
	First Payment Date	Jun-33	Aug-11	Sep-08	Apr-08	Jan-08
	Last Payment Date	Feb-36	Jul-16	Aug-11	Dec-08	Apr-08

A-2D	Avg Life (yrs)	29.75	12.27	6.38	3.76	2.18
	First Payment Date	Feb-36	Jul-16	Aug-11	Dec-08	Apr-08
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Nov-08

M-1	Avg Life (yrs)	28.42	8.39	4.86	5.07	3.37
	First Payment Date	Nov-31	Apr-10	Mar-10	Apr-11	Nov-08
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

M-2	Avg Life (yrs)	28.42	8.39	4.74	4.68	3.67
	First Payment Date	Oct-31	Apr-10	Dec-09	Aug-10	Jan-10
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

M-3	Avg Life (yrs)	28.42	8.39	4.67	4.36	3.67
	First Payment Date	Oct-31	Apr-10	Nov-09	May-10	Jan-10
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (yrs)	28.42	8.39	4.63	4.21	3.57
	First Payment Date	Oct-31	Apr-10	Oct-09	Mar-10	Oct-09
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

M-5	Avg Life (yrs)	28.42	8.39	4.60	4.09	3.39
	First Payment Date	Oct-31	Apr-10	Sep-09	Jan-10	Aug-09
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

M-6	Avg Life (yrs)	28.42	8.39	4.58	3.99	3.26
	First Payment Date	Oct-31	Apr-10	Aug-09	Nov-09	Jun-09
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

M-7	Avg Life (yrs)	28.42	8.39	4.56	3.92	3.16
	First Payment Date	Oct-31	Apr-10	Aug-09	Oct-09	Apr-09
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

M-8	Avg Life (yrs)	28.42	8.39	4.54	3.86	3.08
	First Payment Date	Oct-31	Apr-10	Jul-09	Sep-09	Mar-09
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

M-9	Avg Life (yrs)	28.42	8.39	4.53	3.81	3.02
	First Payment Date	Oct-31	Apr-10	Jul-09	Aug-09	Feb-09
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

M-10	Avg Life (yrs)	28.42	8.39	4.53	3.80	2.99
	First Payment Date	Oct-31	Apr-10	Jul-09	Aug-09	Feb-09
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

M-11	Avg Life (yrs)	28.42	8.35	4.48	3.74	2.94
	First Payment Date	Oct-31	Apr-10	Jun-09	Jul-09	Jan-09
	Last Payment Date	Feb-36	Mar-19	Jan-13	Jun-11	Jan-10

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1A	Avg Life (yrs)	21.68	4.57	2.39	1.64	1.19
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Mar-36	May-32	Jul-21	Jan-18	Oct-08

A-1B	Avg Life (yrs)	21.81	4.69	2.49	1.76	1.23
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Mar-36	Nov-32	Feb-22	Jul-18	Nov-08

A-2A	Avg Life (yrs)	16.61	1.56	1.00	0.83	0.67
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Mar-30	May-09	Feb-08	Dec-07	Aug-07

A-2B	Avg Life (yrs)	25.32	3.92	2.00	1.75	1.47
	First Payment Date	Mar-30	May-09	Feb-08	Dec-07	Aug-07
	Last Payment Date	Jun-33	Aug-11	Sep-08	Apr-08	Jan-08

A-2C	Avg Life (yrs)	28.55	7.33	3.35	2.14	1.81
	First Payment Date	Jun-33	Aug-11	Sep-08	Apr-08	Jan-08
	Last Payment Date	Feb-36	Jul-16	Aug-11	Dec-08	Apr-08

A-2D	Avg Life (yrs)	29.75	15.12	8.11	5.01	2.18
	First Payment Date	Feb-36	Jul-16	Aug-11	Dec-08	Apr-08
	Last Payment Date	Mar-36	Oct-32	Mar-22	Aug-18	Nov-08

M-1	Avg Life (yrs)	28.42	9.27	5.38	5.82	5.58
	First Payment Date	Nov-31	Apr-10	Mar-10	Apr-11	Nov-08
	Last Payment Date	Feb-36	Aug-29	Jul-19	Jun-16	Mar-15

M-2	Avg Life (yrs)	28.42	9.24	5.24	5.06	4.73
	First Payment Date	Oct-31	Apr-10	Dec-09	Aug-10	Jun-10
	Last Payment Date	Feb-36	Aug-28	Oct-18	Nov-15	May-13

M-3	Avg Life (yrs)	28.42	9.22	5.15	4.73	4.10
	First Payment Date	Oct-31	Apr-10	Nov-09	May-10	Jan-10
	Last Payment Date	Feb-36	Oct-27	Mar-18	May-15	Dec-12

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (yrs)	28.42	9.19	5.10	4.56	3.84
	First Payment Date	Oct-31	Apr-10	Oct-09	Mar-10	Oct-09
	Last Payment Date	Feb-36	Feb-27	Oct-17	Jan-15	Sep-12

M-5	Avg Life (yrs)	28.42	9.15	5.05	4.42	3.65
	First Payment Date	Oct-31	Apr-10	Sep-09	Jan-10	Aug-09
	Last Payment Date	Feb-36	Jun-26	Apr-17	Sep-14	Jun-12

M-6	Avg Life (yrs)	28.42	9.11	4.99	4.30	3.49
	First Payment Date	Oct-31	Apr-10	Aug-09	Nov-09	Jun-09
	Last Payment Date	Feb-36	Aug-25	Oct-16	May-14	Mar-12

M-7	Avg Life (yrs)	28.42	9.04	4.93	4.20	3.37
	First Payment Date	Oct-31	Apr-10	Aug-09	Oct-09	Apr-09
	Last Payment Date	Feb-36	Oct-24	Apr-16	Dec-13	Nov-11

M-8	Avg Life (yrs)	28.42	8.94	4.85	4.10	3.26
	First Payment Date	Oct-31	Apr-10	Jul-09	Sep-09	Mar-09
	Last Payment Date	Feb-36	Sep-23	Aug-15	May-13	Jul-11

M-9	Avg Life (yrs)	28.42	8.81	4.77	3.99	3.16
	First Payment Date	Oct-31	Apr-10	Jul-09	Aug-09	Feb-09
	Last Payment Date	Feb-36	Jun-22	Nov-14	Nov-12	Feb-11

M-10	Avg Life (yrs)	28.42	8.67	4.69	3.91	3.08
	First Payment Date	Oct-31	Apr-10	Jul-09	Aug-09	Feb-09
	Last Payment Date	Feb-36	Mar-21	Mar-14	Apr-12	Sep-10

M-11	Avg Life (yrs)	28.42	8.42	4.53	3.76	2.96
	First Payment Date	Oct-31	Apr-10	Jun-09	Jul-09	Jan-09
	Last Payment Date	Feb-36	May-20	Sep-13	Nov-11	May-10

Class A-1A Net WAC Schedule*			Class A-1A Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	6/25/2006	22.668	46	3/25/2010	18.550
2	7/25/2006	22.675	47	4/25/2010	11.984
3	8/25/2006	22.485	48	5/25/2010	12.377
4	9/25/2006	22.368	49	6/25/2010	11.972
5	10/25/2006	22.326	50	7/25/2010	12.365
6	11/25/2006	22.079	51	8/25/2010	11.964
7	12/25/2006	22.004	52	9/25/2010	11.980
8	1/25/2007	21.714	53	10/25/2010	12.374
9	2/25/2007	21.501	54	11/25/2010	11.969
10	3/25/2007	21.614	55	12/25/2010	12.362
11	4/25/2007	20.960	56	1/25/2011	11.957
12	5/25/2007	20.850	57	2/25/2011	12.008
13	6/25/2007	20.530	58	3/25/2011	13.343
14	7/25/2007	20.432	59	4/25/2011	12.065
15	8/25/2007	20.115	60	5/25/2011	12.461
16	9/25/2007	19.912	61	6/25/2011	12.053
17	10/25/2007	19.831	62	7/25/2011	12.448
18	11/25/2007	19.517	63	8/25/2011	12.058
19	12/25/2007	19.447	64	9/25/2011	12.068
20	1/25/2008	19.138	65	10/25/2011	12.471
21	2/25/2008	19.717	66	11/25/2011	12.062
22	3/25/2008	20.350	67	12/25/2011	12.457
23	4/25/2008	19.024	68	1/25/2012	12.049
24	5/25/2008	18.487	69	2/25/2012	12.061
25	6/25/2008	17.767	70	3/25/2012	12.903
26	7/25/2008	17.863	71	4/25/2012	12.070
27	8/25/2008	17.863	72	5/25/2012	12.466
28	9/25/2008	18.100	73	6/25/2012	12.057
29	10/25/2008	18.239	74	7/25/2012	12.452
30	11/25/2008	17.838	75	8/25/2012	12.061
31	12/25/2008	17.733	76	9/25/2012	12.071
32	1/25/2009	17.344	77	10/25/2012	12.473
33	2/25/2009	17.607	78	11/25/2012	12.064
34	3/25/2009	18.895	79	12/25/2012	12.459
35	4/25/2009	17.826	80	1/25/2013	12.050
36	5/25/2009	18.008	81	2/25/2013	12.045
37	6/25/2009	17.593
38	7/25/2009	17.783
39	8/25/2009	17.746
40	9/25/2009	18.027
41	10/25/2009	18.251
42	11/25/2009	17.814				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	12/25/2009	18.041				*1 Month LIBOR: 20%
44	1/25/2010	17.606				*6 Month Libor: 20%
45	2/25/2010	17.538				*Includes Net Swap Payments received from the Swap Provider

Class A-1B Net WAC Schedule*			Class A-1B Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	6/25/2006	22.676	46	3/25/2010	17.966
2	7/25/2006	22.683	47	4/25/2010	11.463
3	8/25/2006	22.492	48	5/25/2010	11.838
4	9/25/2006	22.375	49	6/25/2010	11.448
5	10/25/2006	22.334	50	7/25/2010	11.822
6	11/25/2006	22.086	51	8/25/2010	11.434
7	12/25/2006	22.012	52	9/25/2010	11.453
8	1/25/2007	21.721	53	10/25/2010	11.837
9	2/25/2007	21.508	54	11/25/2010	11.447
10	3/25/2007	21.622	55	12/25/2010	11.821
11	4/25/2007	20.968	56	1/25/2011	11.432
12	5/25/2007	20.858	57	2/25/2011	11.449
13	6/25/2007	20.538	58	3/25/2011	12.771
14	7/25/2007	20.441	59	4/25/2011	11.527
15	8/25/2007	20.123	60	5/25/2011	11.903
16	9/25/2007	19.921	61	6/25/2011	11.511
17	10/25/2007	19.841	62	7/25/2011	11.886
18	11/25/2007	19.526	63	8/25/2011	11.502
19	12/25/2007	19.457	64	9/25/2011	11.525
20	1/25/2008	19.153	65	10/25/2011	11.901
21	2/25/2008	18.767	66	11/25/2011	11.508
22	3/25/2008	20.087	67	12/25/2011	11.883
23	4/25/2008	18.780	68	1/25/2012	11.491
24	5/25/2008	18.231	69	2/25/2012	11.491
25	6/25/2008	17.509	70	3/25/2012	12.307
26	7/25/2008	17.598	71	4/25/2012	11.504
27	8/25/2008	17.276	72	5/25/2012	11.879
28	9/25/2008	17.746	73	6/25/2012	11.487
29	10/25/2008	17.873	74	7/25/2012	11.861
30	11/25/2008	17.483	75	8/25/2012	11.478
31	12/25/2008	17.366	76	9/25/2012	11.499
32	1/25/2009	16.990	77	10/25/2012	11.873
33	2/25/2009	16.917	78	11/25/2012	11.481
34	3/25/2009	18.388	79	12/25/2012	11.855
35	4/25/2009	17.395	80	1/25/2013	11.464
36	5/25/2009	17.561	81	2/25/2013	11.455
37	6/25/2009	17.159
38	7/25/2009	17.334
39	8/25/2009	16.983
40	9/25/2009	17.489
41	10/25/2009	17.704
42	11/25/2009	17.283				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	12/25/2009	17.491				*1 Month LIBOR: 20%
44	1/25/2010	17.072				*6 Month Libor: 20%
45	2/25/2010	16.978				*Includes Net Swap Payments received from the Swap Provider

Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*			Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	6/25/2006	22.570	46	3/25/2010	17.917
2	7/25/2006	22.573	47	4/25/2010	11.421
3	8/25/2006	22.386	48	5/25/2010	11.796
4	9/25/2006	22.270	49	6/25/2010	11.410
5	10/25/2006	22.226	50	7/25/2010	11.784
6	11/25/2006	21.982	51	8/25/2010	11.403
7	12/25/2006	21.905	52	9/25/2010	11.414
8	1/25/2007	21.618	53	10/25/2010	11.798
9	2/25/2007	21.406	54	11/25/2010	11.412
10	3/25/2007	21.511	55	12/25/2010	11.786
11	4/25/2007	20.868	56	1/25/2011	11.401
12	5/25/2007	20.757	57	2/25/2011	11.447
13	6/25/2007	20.441	58	3/25/2011	12.734
14	7/25/2007	20.342	59	4/25/2011	11.496
15	8/25/2007	20.029	60	5/25/2011	11.873
16	9/25/2007	19.828	61	6/25/2011	11.484
17	10/25/2007	19.745	62	7/25/2011	11.861
18	11/25/2007	19.435	63	8/25/2011	11.489
19	12/25/2007	19.364	64	9/25/2011	11.503
20	1/25/2008	19.056	65	10/25/2011	11.880
21	2/25/2008	19.575	66	11/25/2011	11.491
22	3/25/2008	20.024	67	12/25/2011	11.868
23	4/25/2008	18.729	68	1/25/2012	11.479
24	5/25/2008	18.194	69	2/25/2012	11.489
25	6/25/2008	17.492	70	3/25/2012	12.296
26	7/25/2008	17.580	71	4/25/2012	11.496
27	8/25/2008	17.558	72	5/25/2012	11.873
28	9/25/2008	17.734	73	6/25/2012	11.484
29	10/25/2008	17.862	74	7/25/2012	11.860
30	11/25/2008	17.475	75	8/25/2012	11.488
31	12/25/2008	17.359	76	9/25/2012	11.501
32	1/25/2009	16.982	77	10/25/2012	11.878
33	2/25/2009	17.216	78	11/25/2012	11.488
34	3/25/2009	18.353	79	12/25/2012	11.864
35	4/25/2009	17.362	80	1/25/2013	11.475
36	5/25/2009	17.529	81	2/25/2013	11.470
37	6/25/2009	17.131
38	7/25/2009	17.305
39	8/25/2009	17.250
40	9/25/2009	17.451
41	10/25/2009	17.664
42	11/25/2009	17.247				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	12/25/2009	17.456				*1 Month LIBOR: 20%
44	1/25/2010	17.040				*6 Month Libor: 20%
45	2/25/2010	16.974				*Includes Net Swap Payments received from the Swap Provider

Class M Net WAC Schedule*			Class M Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	6/25/2006	22.632	46	3/25/2010	18.185
2	7/25/2006	22.637	47	4/25/2010	11.659
3	8/25/2006	22.448	48	5/25/2010	12.042
4	9/25/2006	22.331	49	6/25/2010	11.648
5	10/25/2006	22.289	50	7/25/2010	12.027
6	11/25/2006	22.043	51	8/25/2010	11.631
7	12/25/2006	21.967	52	9/25/2010	11.645
8	1/25/2007	21.678	53	10/25/2010	12.033
9	2/25/2007	21.465	54	11/25/2010	11.638
10	3/25/2007	21.576	55	12/25/2010	12.020
11	4/25/2007	20.926	56	1/25/2011	11.625
12	5/25/2007	20.815	57	2/25/2011	11.668
13	6/25/2007	20.497	58	3/25/2011	12.981
14	7/25/2007	20.399	59	4/25/2011	11.725
15	8/25/2007	20.083	60	5/25/2011	12.109
16	9/25/2007	19.881	61	6/25/2011	11.712
17	10/25/2007	19.800	62	7/25/2011	12.096
18	11/25/2007	19.487	63	8/25/2011	11.715
19	12/25/2007	19.417	64	9/25/2011	11.729
20	1/25/2008	19.109	65	10/25/2011	12.115
21	2/25/2008	19.467	66	11/25/2011	11.718
22	3/25/2008	20.169	67	12/25/2011	12.101
23	4/25/2008	18.859	68	1/25/2012	11.704
24	5/25/2008	18.321	69	2/25/2012	11.713
25	6/25/2008	17.607	70	3/25/2012	12.535
26	7/25/2008	17.698	71	4/25/2012	11.722
27	8/25/2008	17.624	72	5/25/2012	12.105
28	9/25/2008	17.885	73	6/25/2012	11.708
29	10/25/2008	18.017	74	7/25/2012	12.091
30	11/25/2008	17.624	75	8/25/2012	11.709
31	12/25/2008	17.512	76	9/25/2012	11.722
32	1/25/2009	17.131	77	10/25/2012	12.108
33	2/25/2009	17.313	78	11/25/2012	11.710
34	3/25/2009	18.580	79	12/25/2012	12.093
35	4/25/2009	17.557	80	1/25/2013	11.695
36	5/25/2009	17.730	81	2/25/2013	11.689
37	6/25/2009	17.324
38	7/25/2009	17.505
39	8/25/2009	17.397
40	9/25/2009	17.692
41	10/25/2009	17.911
42	11/25/2009	17.485				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	12/25/2009	17.701				*1 Month LIBOR: 20%
44	1/25/2010	17.277				*6 Month Libor: 20%
45	2/25/2010	17.205				*Includes Net Swap Payments received from the Swap Provider

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	258	5.0519	5.2519	258	45	483	5.4363	5.5241	478
2	259	5.1116	5.2979	259	46	517	5.4382	5.5347	516
3	258	5.2100	5.3359	258	47	485	5.4428	5.5491	467
4	258	5.2079	5.3513	258	48	503	5.4465	5.5592	485
5	259	5.2770	5.3700	259	49	485	5.4966	5.5711	461
6	258	5.3024	5.3760	258	50	502	5.5012	5.5754	479
7	260	5.3274	5.3691	259	51	485	5.5048	5.5786	461
8	259	5.3354	5.3586	258	52	484	5.5098	5.5818	463
9	259	5.3012	5.3459	257	53	501	5.5119	5.5840	481
10	265	5.3228	5.3392	263	54	483	5.5153	5.5871	461
11	249	5.3099	5.3305	247	55	500	5.5191	5.5896	479
12	251	5.2643	5.3223	249	56	483	5.5218	5.5987	460
13	249	5.2614	5.3233	247	57	487	5.5246	5.6063	465
14	252	5.2625	5.3233	249	58	545	5.5259	5.6138	529
15	249	5.2638	5.3252	246	59	494	5.5297	5.6237	472
16	249	5.2643	5.3249	246	60	511	5.5317	5.6301	490
17	253	5.2646	5.3245	249	61	493	5.5662	5.6382	467
18	249	5.2659	5.3253	246	62	510	5.5679	5.6405	486
19	253	5.2656	5.3251	249	63	493	5.5709	5.6432	469
20	250	5.2664	5.3317	246	64	494	5.5743	5.6463	471
21	341	5.2666	5.3396	336	65	511	5.5754	5.6466	490
22	480	5.2660	5.3450	474	66	494	5.5779	5.6487	470
23	467	5.2668	5.3530	460	67	511	5.5800	5.6500	488
24	474	5.2668	5.3612	465	68	493	5.5819	5.6586	469
25	465	5.3032	5.3688	454	69	493	5.5846	5.6663	469
26	473	5.3063	5.3703	462	70	527	5.5845	5.6741	509
27	484	5.3078	5.3728	476	71	492	5.5867	5.6823	470
28	502	5.3097	5.3744	499	72	509	5.5875	5.6893	488
29	511	5.3120	5.3748	508	73	491	5.6258	5.6977	465
30	502	5.3135	5.3768	498	74	508	5.6275	5.6982	484
31	486	5.3146	5.3776	482	75	491	5.6295	5.7008	465
32	477	5.3170	5.3937	472	76	491	5.6305	5.7009	467
33	477	5.3180	5.4104	474	77	509	5.6312	5.7004	486
34	514	5.3180	5.4259	513	78	492	5.6332	5.7016	468
35	486	5.3211	5.4434	484	79	510	5.6332	5.7023	487
36	496	5.3264	5.4616	494	80	494	5.6345	5.7126	469
37	486	5.4050	5.4784	479
38	487	5.4100	5.4822	480
39	480	5.4141	5.4868	474
40	483	5.4180	5.4905	479
41	494	5.4221	5.4927	491
42	483	5.4260	5.4968	479
43	494	5.4291	5.4996	490
44	483	5.4330	5.5116	478
*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	30.10	21.44
M-2	24.60	18.92
M-3	21.68	17.42
M-4	19.27	16.07
M-5	17.02	14.72
M-6	15.14	13.52
M-7	13.31	12.27
M-8	11.74	11.14
M-9	10.53	10.22
M-10	9.87	9.70
M-11	8.96	8.96

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	5,501	Index Type:
Aggregate Principal Balance:	$1,107,055,226	6 Month LIBOR:	83.99%
Conforming Principal Balance Loans:	$843,947,259	Fixed Rate:	16.01%
Average Principal Balance:	$201,246	W.A. Initial Periodic Cap:	2.964%
Range:	$14,833 - $1,550,000	W.A. Subsequent Periodic Cap:	1.005%
W.A. Coupon:	8.316%	W.A. Lifetime Rate Cap:	6.011%
Range:	5.500% - 14.150%	Property Type:
W.A. Gross Margin:	6.453%	Single Family:	76.95%
Range:	3.000% - 10.450%	2-4 Family:	10.32%
W.A. Remaining Term:	356 months	PUD:	7.07%
Range:	173 months - 358 months	Condo:	5.29%
W.A. Seasoning:	3 months	Manufactured Housing:	0.37%
Latest Maturity Date:	March 1, 2036
State Concentration (Top 5):		Occupancy Status:
California:	29.43%	Primary:	90.01%
Florida:	11.45%	Investment:	8.34%
New York:	11.02%	Second Home:	1.65%
New Jersey:	6.27%	Documentation Status:
Massachusetts:	4.09%	Stated:	51.03%
W.A. Original Combined LTV:	79.70%	Full:	48.06%
Range:	8.18% - 100.00%	Limited:	0.33%
First Liens:	95.11%	None:	0.59%
Second Liens:	4.89%	Non-Zero W.A. Prepayment Penalty - Term:	24 months
Non-Balloon Loans:	75.12%	Loans with Prepay Penalties:	76.19%
Non-Zero W.A. FICO Score:	626	Interest Only Loans	17.43%
		Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	668	21,301,897	1.92	11.378	623	96.99
50,000.01 - 100,000.00	1,041	78,151,418	7.06	10.128	616	83.82
100,000.01 - 150,000.00	952	118,286,820	10.68	9.186	610	79.39
150,000.01 - 200,000.00	694	120,886,675	10.92	8.678	608	77.32
200,000.01 - 250,000.00	521	116,598,195	10.53	8.417	612	76.56
250,000.01 - 300,000.00	407	112,355,954	10.15	8.052	626	78.93
300,000.01 - 350,000.00	378	122,460,361	11.06	7.721	634	79.40
350,000.01 - 400,000.00	239	90,085,762	8.14	7.805	632	80.77
400,000.01 - 450,000.00	169	71,219,505	6.43	7.672	637	80.11
450,000.01 - 500,000.00	139	66,199,065	5.98	7.682	636	80.18
500,000.01 - 550,000.00	90	47,016,559	4.25	7.685	653	82.49
550,000.01 - 600,000.00	71	40,701,976	3.68	7.431	660	81.57
600,000.01 - 650,000.00	40	25,022,389	2.26	7.628	644	79.07
650,000.01 - 700,000.00	26	17,730,542	1.60	8.038	635	81.07
700,000.01 - 750,000.00	20	14,539,147	1.31	7.719	648	80.74
750,000.01 - 800,000.00	8	6,184,324	0.56	8.357	598	72.81
800,000.01 - 850,000.00	8	6,697,258	0.60	7.796	616	74.92
850,000.01 - 900,000.00	6	5,321,248	0.48	7.241	656	82.11
900,000.01 - 950,000.00	4	3,687,262	0.33	7.822	627	82.63
950,000.01 - 1,000,000.00	6	5,851,033	0.53	8.118	585	74.72
1,000,000.01 or greater	14	16,757,838	1.51	7.127	620	68.77
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	672	21,501,747	1.94	11.376	623	96.84
50,000.01 - 100,000.00	1,041	78,339,836	7.08	10.123	617	83.71
100,000.01 - 150,000.00	949	118,048,538	10.66	9.183	610	79.47
150,000.01 - 200,000.00	697	121,535,698	10.98	8.672	608	77.30
200,000.01 - 250,000.00	518	116,048,811	10.48	8.426	612	76.53
250,000.01 - 300,000.00	409	113,004,856	10.21	8.038	626	78.88
300,000.01 - 350,000.00	376	121,911,532	11.01	7.723	634	79.51
350,000.01 - 400,000.00	240	90,533,822	8.18	7.803	632	80.79
400,000.01 - 450,000.00	167	70,421,746	6.36	7.680	637	80.03
450,000.01 - 500,000.00	139	66,199,065	5.98	7.682	636	80.18
500,000.01 - 550,000.00	90	47,016,559	4.25	7.685	653	82.49
550,000.01 - 600,000.00	71	40,701,976	3.68	7.431	660	81.57
600,000.01 - 650,000.00	41	25,671,981	2.32	7.665	641	78.84
650,000.01 - 700,000.00	25	17,080,951	1.54	7.998	639	81.49
700,000.01 - 750,000.00	20	14,539,147	1.31	7.719	648	80.74
750,000.01 - 800,000.00	8	6,184,324	0.56	8.357	598	72.81
800,000.01 - 850,000.00	8	6,697,258	0.60	7.796	616	74.92
850,000.01 - 900,000.00	6	5,321,248	0.48	7.241	656	82.11
900,000.01 - 950,000.00	4	3,687,262	0.33	7.822	627	82.63
950,000.01 - 1,000,000.00	6	5,851,033	0.53	8.118	585	74.72
1,000,000.01 or greater	14	16,757,838	1.51	7.127	620	68.77
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	25	2,688,001	0.24	9.118	610	75.61
181 - 240	23	2,442,231	0.22	9.664	627	80.13
301 - 360	5,453	1,101,924,994	99.54	8.311	626	79.71
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	22	2,277,744	0.21	9.098	616	73.69
Fixed - 20 Year	23	2,442,231	0.22	9.664	627	80.13
Fixed - 30 Year	1,470	141,246,848	12.76	9.258	638	83.40
Fixed - 30 Year IO	21	8,502,325	0.77	6.930	656	75.47
Balloon - 15/30	1	20,170	0.00	11.990	576	100.00
Balloon - 30/40	89	22,775,156	2.06	7.660	632	74.39
ARM - 2 Year/6 Month	2,305	454,084,495	41.02	8.724	609	78.56
ARM - 2 Year/6 Month IO	479	167,480,794	15.13	7.394	655	80.33
ARM - 2 Year/6 Month 30/40 Balloon	731	215,629,265	19.48	7.855	624	80.53
ARM - 3 Year/6 Month	112	18,271,247	1.65	9.048	606	78.95
ARM - 3 Year/6 Month IO	14	4,336,625	0.39	7.203	654	76.32
ARM - 3 Year/6 Month 30/40 Balloon	62	18,978,750	1.71	7.735	645	81.51
ARM - 5 Year/6 Month	81	20,349,154	1.84	7.899	632	75.39
ARM - 5 Year/6 Month IO	37	12,594,831	1.14	7.081	659	79.31
ARM - 5 Year/6 Month 30/40 Balloon	54	18,065,591	1.63	7.427	636	78.02
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	4,950	914,140,651	82.57	8.521	619	79.65
60	551	192,914,575	17.43	7.349	655	79.96
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	49	18,858,104	1.70	5.833	663	75.93
6.000 - 6.499	126	43,555,705	3.93	6.272	667	73.71
6.500 - 6.999	403	138,783,671	12.54	6.783	655	75.61
7.000 - 7.499	372	122,228,818	11.04	7.254	644	78.04
7.500 - 7.999	712	210,792,066	19.04	7.752	632	78.09
8.000 - 8.499	493	120,906,913	10.92	8.240	618	79.39
8.500 - 8.999	747	154,936,031	14.00	8.747	615	80.71
9.000 - 9.499	496	87,415,563	7.90	9.228	604	81.16
9.500 - 9.999	545	80,005,067	7.23	9.736	602	84.46
10.000 - 10.499	336	42,350,822	3.83	10.223	606	84.11
10.500 - 10.999	382	36,604,528	3.31	10.737	596	85.22
11.000 - 11.499	159	14,412,946	1.30	11.225	590	82.55
11.500 - 11.999	251	16,394,652	1.48	11.709	594	88.31
12.000 - 12.499	264	12,330,541	1.11	12.148	582	90.55
12.500 - 12.999	155	6,902,893	0.62	12.612	588	94.57
13.000 - 13.499	7	304,604	0.03	13.200	615	93.55
13.500 - 13.999	3	237,296	0.02	13.608	632	97.64
14.000 - 14.499	1	35,005	0.00	14.150	556	66.53
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	211	37,244,595	3.36	8.023	600	42.22
50.01 - 55.00	99	23,152,425	2.09	7.762	600	52.90
55.01 - 60.00	124	29,991,589	2.71	8.012	593	57.86
60.01 - 65.00	292	64,064,650	5.79	8.283	587	63.61
65.01 - 70.00	283	71,465,595	6.46	8.048	599	68.96
70.01 - 75.00	329	84,818,495	7.66	8.045	601	73.95
75.01 - 80.00	1,814	402,483,275	36.36	8.064	631	79.76
80.01 - 85.00	343	94,480,461	8.53	8.168	621	84.37
85.01 - 90.00	445	123,179,326	11.13	8.270	645	89.19
90.01 - 95.00	176	42,303,277	3.82	8.452	660	94.68
95.01 - 100.00	1,385	133,871,537	12.09	9.757	651	99.81
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	297	56,310,507	5.09	9.569	513	70.43
525 - 549	316	62,156,800	5.61	9.431	538	71.43
550 - 574	381	72,208,488	6.52	8.786	564	74.31
575 - 599	1,019	168,403,462	15.21	8.517	587	77.11
600 - 624	1,108	216,606,236	19.57	8.231	612	80.00
625 - 649	927	203,292,253	18.36	8.066	636	80.62
650 - 674	542	109,444,617	9.89	8.166	661	84.96
675 - 699	319	67,164,638	6.07	8.009	686	84.49
700 - 724	346	85,322,313	7.71	7.655	711	84.71
725 - 749	149	39,311,827	3.55	7.640	736	84.56
750 - 774	71	19,270,936	1.74	7.593	761	83.05
775 - 799	24	7,031,710	0.64	7.799	789	83.36
800 - 824	2	531,438	0.05	7.369	801	83.89
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	1,034	325,785,134	29.43	7.590	644	79.05
Florida	649	126,736,614	11.45	8.577	619	80.32
New York	408	121,957,720	11.02	8.024	635	77.08
New Jersey	261	69,453,450	6.27	8.550	617	77.83
Massachusetts	204	45,271,708	4.09	8.342	629	78.79
Texas	446	42,695,064	3.86	9.328	596	82.49
Virginia	202	37,360,606	3.37	8.674	603	78.25
Pennsylvania	181	24,272,429	2.19	8.882	607	80.27
Maryland	114	23,827,838	2.15	8.699	607	77.82
Michigan	192	21,176,278	1.91	9.564	612	84.97
Nevada	92	20,178,008	1.82	8.041	622	78.95
Arizona	105	19,981,505	1.80	8.539	605	78.91
Connecticut	103	19,666,305	1.78	8.467	614	79.44
Georgia	151	19,289,593	1.74	9.187	613	83.99
Illinois	115	18,706,635	1.69	9.134	611	80.58
Ohio	145	15,620,868	1.41	9.259	618	88.47
Hawaii	39	15,330,243	1.38	7.585	645	75.63
Washington	78	14,152,684	1.28	8.362	610	79.52
Rhode Island	58	12,166,234	1.10	8.487	628	80.42
North Carolina	91	11,418,568	1.03	9.133	614	81.44
Colorado	77	10,769,351	0.97	8.427	621	82.43
Oregon	45	7,600,235	0.69	8.758	605	81.41
Minnesota	44	7,337,976	0.66	8.805	608	80.16
Wisconsin	55	6,544,658	0.59	9.118	597	78.51
South Carolina	48	5,678,383	0.51	9.165	612	81.45
*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Missouri	53	5,500,467	0.50	9.402	596	84.02
Indiana	63	5,410,391	0.49	9.553	614	88.26
Tennessee	66	5,278,027	0.48	9.337	621	88.05
New Hampshire	30	4,798,842	0.43	8.406	609	79.18
Louisiana	37	4,654,414	0.42	8.969	618	84.15
Maine	30	4,493,100	0.41	8.605	636	82.77
Arkansas	23	3,631,875	0.33	9.360	622	93.03
Oklahoma	37	3,601,920	0.33	9.286	618	83.88
Kentucky	35	3,571,443	0.32	9.348	608	84.80
Alabama	35	3,510,879	0.32	9.343	623	87.40
Idaho	22	2,996,702	0.27	8.313	616	80.30
Delaware	14	2,689,006	0.24	9.115	582	77.02
Utah	29	2,683,812	0.24	9.172	619	83.54
Vermont	13	2,111,322	0.19	8.609	643	76.52
District of Columbia	9	1,933,261	0.17	8.676	592	68.26
Iowa	23	1,740,160	0.16	9.894	620	87.97
Montana	7	1,386,056	0.13	7.995	651	72.71
Wyoming	12	1,295,347	0.12	8.723	616	84.05
Kansas	8	806,366	0.07	9.581	599	87.96
Alaska	3	754,912	0.07	8.626	618	95.24
Nebraska	6	580,429	0.05	9.207	587	84.39
South Dakota	5	364,924	0.03	9.365	607	85.02
Mississippi	4	283,485	0.03	9.829	630	89.30
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

DESCRIPTION OF THE TOTAL COLLATERAL
Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	4,997	996,437,557	90.01	8.256	622	79.50
Investment	434	92,338,324	8.34	9.026	655	81.07
Second Home	70	18,279,344	1.65	8.020	658	83.91
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	2,131	564,886,987	51.03	8.219	639	79.04
Full Documentation	3,331	532,001,351	48.06	8.415	611	80.37
No Documentation	27	6,519,909	0.59	8.614	697	83.59
Limited Documentation	12	3,646,979	0.33	8.425	623	77.49
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	2,632	634,856,359	57.35	8.159	611	76.09
Purchase	2,506	403,053,445	36.41	8.535	651	85.49
Refinance - Rate Term	363	69,145,421	6.25	8.485	613	79.14
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	4,428	851,896,483	76.95	8.328	622	79.82
2-4 Family	401	114,207,390	10.32	8.237	641	77.49
PUD	358	78,285,632	7.07	8.216	626	80.84
Condo	289	58,588,180	5.29	8.489	642	80.69
Manufactured Housing	25	4,077,541	0.37	7.584	672	80.13
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
June 2007	1	176,071	0.02	6.450	716	85.00
July 2007	3	609,149	0.07	7.375	607	76.59
August 2007	5	974,489	0.10	7.063	630	81.01
September 2007	1	129,515	0.01	9.890	535	78.79
October 2007	20	3,556,698	0.38	7.530	624	74.03
November 2007	19	4,449,207	0.48	7.698	618	83.28
December 2007	157	47,223,483	5.08	7.440	670	81.71
January 2008	999	290,777,730	31.27	7.847	637	79.50
February 2008	1,945	420,812,280	45.26	8.529	608	78.65
March 2008	365	68,485,930	7.37	8.713	614	82.23
August 2008	1	103,029	0.01	7.790	623	85.00
November 2008	2	316,524	0.03	8.497	555	79.08
December 2008	7	1,924,981	0.21	7.451	637	77.30
January 2009	23	6,020,657	0.65	7.546	669	80.08
February 2009	90	18,543,157	1.99	8.240	623	78.47
March 2009	65	14,678,274	1.58	8.673	621	81.79
September 2010	1	134,336	0.01	8.550	542	75.00
November 2010	2	269,265	0.03	7.195	590	68.38
December 2010	3	2,106,614	0.23	7.113	689	79.41
January 2011	57	19,011,240	2.04	7.186	657	78.63
February 2011	90	23,997,136	2.58	7.718	628	75.02
March 2011	19	5,490,985	0.59	8.049	621	82.25
Total:	3,875	929,790,752	100.00	8.197	623	79.32
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	1	80,903	0.01	10.550	622	90.00
3.500 - 3.999	3	568,463	0.06	6.893	684	79.08
4.000 - 4.499	23	6,317,071	0.68	6.196	689	74.43
4.500 - 4.999	86	29,503,861	3.17	6.527	673	74.64
5.000 - 5.499	285	97,888,408	10.53	6.817	655	74.32
5.500 - 5.999	527	159,891,933	17.20	7.383	650	77.34
6.000 - 6.499	732	191,354,082	20.58	7.885	625	78.64
6.500 - 6.999	747	172,629,400	18.57	8.453	616	81.59
7.000 - 7.499	715	133,416,846	14.35	9.162	601	82.00
7.500 - 7.999	541	96,897,676	10.42	9.654	589	81.74
8.000 - 8.499	191	36,670,187	3.94	10.009	572	82.20
8.500 - 8.999	21	4,182,541	0.45	9.526	604	81.74
9.000 - 9.499	2	337,461	0.04	9.862	739	92.67
10.000 - 10.499	1	51,919	0.01	11.700	583	76.47
Total:	3,875	929,790,752	100.00	8.197	623	79.32
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
9.000 - 9.499	1	224,677	0.02	6.200	634	56.25
9.500 - 9.999	1	295,365	0.03	6.650	651	85.00
10.000 - 10.499	4	1,060,096	0.11	7.355	642	85.40
10.500 - 10.999	5	1,204,489	0.13	7.795	620	78.02
11.000 - 11.499	7	1,177,146	0.13	8.210	627	81.35
11.500 - 11.999	52	18,677,777	2.01	5.943	660	76.13
12.000 - 12.499	111	36,556,161	3.93	6.377	659	74.56
12.500 - 12.999	301	103,440,596	11.13	6.821	654	76.76
13.000 - 13.499	302	100,324,017	10.79	7.250	646	78.87
13.500 - 13.999	605	182,088,721	19.58	7.722	632	78.66
14.000 - 14.499	441	113,540,594	12.21	8.177	620	79.65
14.500 - 14.999	656	147,756,644	15.89	8.671	616	81.13
15.000 - 15.499	413	79,480,426	8.55	9.197	600	80.41
15.500 - 15.999	425	71,207,777	7.66	9.680	598	83.64
16.000 - 16.499	200	31,798,266	3.42	10.197	584	80.93
16.500 - 16.999	179	23,218,298	2.50	10.679	564	79.38
17.000 - 17.499	73	8,072,625	0.87	11.225	560	74.99
17.500 - 17.999	65	5,960,609	0.64	11.717	546	76.48
18.000 - 18.499	31	3,202,575	0.34	12.138	537	69.25
18.500 - 18.999	3	503,895	0.05	12.394	522	65.53
Total:	3,875	929,790,752	100.00	8.197	623	79.32
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	2	1,106,750	0.12	6.453	706	71.94
5.000 - 5.499	6	2,748,261	0.30	6.728	680	73.92
5.500 - 5.999	59	21,972,833	2.36	6.089	661	76.72
6.000 - 6.499	122	40,724,839	4.38	6.426	661	74.95
6.500 - 6.999	330	110,855,818	11.92	6.871	652	76.49
7.000 - 7.499	317	105,060,399	11.30	7.276	645	78.89
7.500 - 7.999	609	182,589,639	19.64	7.768	631	78.74
8.000 - 8.499	425	107,665,821	11.58	8.242	618	79.78
8.500 - 8.999	636	138,689,718	14.92	8.745	614	81.47
9.000 - 9.499	410	78,818,134	8.48	9.222	599	80.58
9.500 - 9.999	412	68,234,362	7.34	9.733	596	84.09
10.000 - 10.499	196	31,038,444	3.34	10.211	582	80.80
10.500 - 10.999	176	22,285,171	2.40	10.710	565	79.33
11.000 - 11.499	74	8,197,474	0.88	11.228	559	74.71
11.500 - 11.999	67	6,167,846	0.66	11.720	546	76.46
12.000 - 12.499	32	3,264,233	0.35	12.135	540	69.17
12.500 - 12.999	2	371,010	0.04	12.539	525	62.53
Total:	3,875	929,790,752	100.00	8.197	623	79.32
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	11	3,253,570	0.35	7.523	621	77.23
2.000	104	26,984,914	2.90	8.199	610	76.79
3.000	3,759	899,447,268	96.74	8.199	624	79.41
5.000	1	105,000	0.01	6.600	600	70.00
Total:	3,875	929,790,752	100.00	8.197	623	79.32
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	3,851	922,415,303	99.21	8.201	623	79.33
1.500	22	6,865,877	0.74	7.647	630	78.11
3.000	2	509,572	0.05	8.323	583	76.88
Total:	3,875	929,790,752	100.00	8.197	623	79.32
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	40	7,394,254	0.80	8.520	612	79.82
6.000 - 6.499	3,727	886,911,756	95.39	8.215	623	79.39
6.500 - 6.999	22	5,698,319	0.61	8.061	650	82.34
7.000 - 7.499	86	29,786,422	3.20	7.603	640	76.48
Total:	3,875	929,790,752	100.00	8.197	623	79.32
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,666	263,587,017	23.81	8.926	622	80.44
12	411	137,196,840	12.39	8.017	636	77.79
24	2,783	578,009,338	52.21	8.207	622	80.62
30	6	1,651,574	0.15	8.083	625	78.78
36	633	126,319,233	11.41	7.873	637	76.02
60	2	291,223	0.03	7.473	717	81.64
Total:	5,501	1,107,055,226	100.00	8.316	626	79.70

DESCRIPTION OF THE GROUP IA COLLATERAL

SUMMARY - GROUP IA POOL*
Number of Mortgage Loans:	2,241	Index Type:
Aggregate Principal Balance:	$449,214,623	6 Month LIBOR:	88.85%
Conforming Principal Balance Loans:	$449,214,623	Fixed Rate:	11.15%
Average Principal Balance:	$200,453	W.A. Initial Periodic Cap:	2.960%
Range:	$49,451 - $695,918	W.A. Subsequent Periodic Cap:	1.004%
W.A. Coupon:	8.354%	W.A. Lifetime Rate Cap:	5.994%
Range:	5.500% - 12.300%	Property Type:
W.A. Gross Margin:	6.576%	Single Family:	75.52%
Range:	3.000% - 10.450%	2-4 Family:	12.70%
W.A. Remaining Term:	356 months	PUD:	5.97%
Range:	173 months - 358 months	Condo:	5.13%
W.A. Seasoning:	3 months	Manufactured Housing:	0.68%
Latest Maturity Date:	March 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	87.92%
California:	23.25%	Investment:	10.30%
Florida:	12.52%	Second Home:	1.79%
New York:	11.43%	Documentation Status:
New Jersey:	6.68%	Full:	52.04%
Massachusetts:	5.11%	Stated:	47.36%
W.A. Original Combined LTV:	78.19%	Limited:	0.22%
Range:	8.18% - 100.00%	None:	0.38%
First Liens:	100.00%	Non-Zero W.A. Prepayment Penalty - Term:	24 months
Second Liens:	0.00%	Loans with Prepay Penalties:	75.79%
Non-Balloon Loans:	78.52%	Interest Only Loans:	17.52%
Non-Zero W.A. FICO Score:	619	Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP IA COLLATERAL

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	12	598,625	0.13	10.594	575	66.01
50,000.01 - 100,000.00	397	30,959,342	6.89	9.840	602	77.90
100,000.01 - 150,000.00	491	61,223,948	13.63	9.089	603	76.95
150,000.01 - 200,000.00	373	65,260,144	14.53	8.667	608	77.08
200,000.01 - 250,000.00	293	65,827,545	14.65	8.377	613	76.32
250,000.01 - 300,000.00	233	64,427,583	14.34	8.068	624	79.06
300,000.01 - 350,000.00	216	69,971,164	15.58	7.736	634	79.29
350,000.01 - 400,000.00	138	52,149,148	11.61	7.772	632	80.42
400,000.01 - 450,000.00	64	26,408,494	5.88	7.733	634	80.17
450,000.01 - 500,000.00	13	6,262,129	1.39	7.867	632	76.76
500,000.01 - 550,000.00	7	3,618,837	0.81	7.600	682	81.85
550,000.01 - 600,000.00	1	550,666	0.12	7.250	750	80.00
600,000.01 - 650,000.00	2	1,261,079	0.28	8.649	549	63.34
650,000.01 - 700,000.00	1	695,918	0.15	8.875	697	75.00
Total:	2,241	449,214,623	100.00	8.354	619	78.19

DESCRIPTION OF THE GROUP IA COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	13	648,584	0.14	10.691	571	65.63
50,000.01 - 100,000.00	398	31,099,177	6.92	9.833	602	77.74
100,000.01 - 150,000.00	489	61,034,155	13.59	9.089	603	77.04
150,000.01 - 200,000.00	376	65,859,464	14.66	8.664	608	77.14
200,000.01 - 250,000.00	291	65,477,851	14.58	8.386	612	76.22
250,000.01 - 300,000.00	234	64,776,693	14.42	8.051	625	78.96
300,000.01 - 350,000.00	214	69,372,430	15.44	7.740	634	79.44
350,000.01 - 400,000.00	139	52,548,475	11.70	7.771	632	80.48
400,000.01 - 450,000.00	63	26,009,166	5.79	7.735	635	80.04
450,000.01 - 500,000.00	13	6,262,129	1.39	7.867	632	76.76
500,000.01 - 550,000.00	7	3,618,837	0.81	7.600	682	81.85
550,000.01 - 600,000.00	1	550,666	0.12	7.250	750	80.00
600,000.01 - 650,000.00	2	1,261,079	0.28	8.649	549	63.34
650,000.01 - 700,000.00	1	695,918	0.15	8.875	697	75.00
Total:	2,241	449,214,623	100.00	8.354	619	78.19

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	6	913,572	0.20	8.684	586	66.72
181 - 240	11	1,769,301	0.39	9.445	628	78.42
301 - 360	2,224	446,531,749	99.40	8.349	619	78.21
Total:	2,241	449,214,623	100.00	8.354	619	78.19

DESCRIPTION OF THE GROUP IA COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 15 Year	6	913,572	0.20	8.684	586	66.72
Fixed - 20 Year	11	1,769,301	0.39	9.445	628	78.42
Fixed - 30 Year	202	35,278,969	7.85	8.188	630	72.61
Fixed - 30 Year IO	10	3,154,688	0.70	7.099	624	69.92
Balloon - 30/40	37	8,972,966	2.00	7.693	624	72.60
ARM - 2 Year/6 Month	1,230	218,434,491	48.63	8.873	607	78.64
ARM - 2 Year/6 Month IO	242	67,556,122	15.04	7.424	649	79.68
ARM - 2 Year/6 Month 30/40 Balloon	321	75,775,486	16.87	7.966	621	79.39
ARM - 3 Year/6 Month	58	9,266,857	2.06	9.239	604	81.64
ARM - 3 Year/6 Month IO	10	2,713,604	0.60	7.379	667	77.07
ARM - 3 Year/6 Month 30/40 Balloon	24	4,386,778	0.98	8.338	624	77.77
ARM - 5 Year/6 Month	42	8,346,993	1.86	8.302	619	75.67
ARM - 5 Year/6 Month IO	19	5,275,770	1.17	7.037	642	77.58
ARM - 5 Year/6 Month 30/40 Balloon	29	7,369,027	1.64	7.597	617	76.59
Total:	2,241	449,214,623	100.00	8.354	619	78.19

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,960	370,514,440	82.48	8.561	613	78.00
60	281	78,700,183	17.52	7.383	648	79.06
Total:	2,241	449,214,623	100.00	8.354	619	78.19

DESCRIPTION OF THE GROUP IA COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	23	6,763,324	1.51	5.817	656	73.22
6.000 - 6.499	58	15,994,161	3.56	6.277	660	72.66
6.500 - 6.999	190	54,551,622	12.14	6.779	649	74.16
7.000 - 7.499	168	45,078,860	10.04	7.269	647	77.48
7.500 - 7.999	307	74,829,037	16.66	7.749	629	77.61
8.000 - 8.499	249	52,483,183	11.68	8.232	615	78.06
8.500 - 8.999	359	69,388,839	15.45	8.745	615	78.80
9.000 - 9.499	239	40,185,700	8.95	9.236	601	80.66
9.500 - 9.999	261	40,789,032	9.08	9.733	601	84.39
10.000 - 10.499	125	19,461,969	4.33	10.241	585	80.80
10.500 - 10.999	129	16,008,059	3.56	10.724	569	79.82
11.000 - 11.499	60	6,730,890	1.50	11.195	565	74.84
11.500 - 11.999	49	4,382,631	0.98	11.724	545	77.16
12.000 - 12.499	24	2,567,315	0.57	12.137	535	69.68
Total:	2,241	449,214,623	100.00	8.354	619	78.19

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	120	18,542,020	4.13	8.235	597	41.92
50.01 - 55.00	51	10,534,532	2.35	7.730	605	52.87
55.01 - 60.00	70	14,068,385	3.13	8.226	593	57.61
60.01 - 65.00	160	30,734,661	6.84	8.373	584	63.50
65.01 - 70.00	141	30,085,369	6.70	8.389	585	68.95
70.01 - 75.00	158	35,598,329	7.92	8.097	598	73.93
75.01 - 80.00	875	169,073,872	37.64	8.190	629	79.78
80.01 - 85.00	165	38,369,733	8.54	8.245	619	84.35
85.01 - 90.00	216	47,374,706	10.55	8.639	635	89.25
90.01 - 95.00	95	20,095,936	4.47	8.850	650	94.64
95.01 - 100.00	190	34,737,081	7.73	9.124	647	99.75
Total:	2,241	449,214,623	100.00	8.354	619	78.19

DESCRIPTION OF THE GROUP IA COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	148	25,845,861	5.75	9.803	513	70.64
525 - 549	172	29,396,542	6.54	9.717	538	72.34
550 - 574	189	34,839,995	7.76	8.962	563	73.47
575 - 599	430	81,821,822	18.21	8.294	587	75.21
600 - 624	465	89,610,346	19.95	8.279	612	79.52
625 - 649	341	70,505,802	15.70	7.996	637	79.43
650 - 674	184	39,116,527	8.71	8.072	661	82.81
675 - 699	92	22,271,265	4.96	7.870	686	83.78
700 - 724	122	31,960,184	7.11	7.616	710	83.43
725 - 749	60	14,078,119	3.13	7.668	736	82.35
750 - 774	27	6,637,932	1.48	7.608	762	81.42
775 - 799	9	2,598,789	0.58	7.951	785	82.51
800 - 824	2	531,438	0.12	7.369	801	83.89
Total:	2,241	449,214,623	100.00	8.354	619	78.19

DESCRIPTION OF THE GROUP IA COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	365	104,429,389	23.25	7.460	638	75.76
Florida	295	56,232,124	12.52	8.585	615	78.48
New York	178	51,341,792	11.43	8.052	623	75.29
New Jersey	120	30,001,216	6.68	8.707	620	78.39
Massachusetts	91	22,959,832	5.11	8.080	624	75.51
Texas	146	16,910,691	3.76	9.245	594	81.63
Virginia	76	12,848,954	2.86	8.759	596	78.61
Pennsylvania	85	11,337,914	2.52	8.898	600	79.63
Michigan	84	11,041,105	2.46	9.535	612	85.01
Nevada	48	10,114,016	2.25	8.010	613	76.66
Connecticut	47	9,644,201	2.15	8.577	621	80.29
Arizona	47	9,150,071	2.04	8.655	604	77.74
Maryland	40	8,437,374	1.88	8.490	606	75.60
Illinois	50	8,173,952	1.82	9.223	607	80.39
Georgia	59	7,934,430	1.77	9.201	612	84.97
Washington	37	7,261,047	1.62	8.287	611	76.46
Ohio	56	7,019,519	1.56	9.223	611	87.95
Hawaii	20	6,977,564	1.55	7.436	641	72.18
Rhode Island	25	5,397,643	1.20	8.571	638	81.96
Colorado	31	5,257,575	1.17	8.231	634	82.50
North Carolina	35	4,644,331	1.03	9.332	608	83.53
Minnesota	25	4,483,182	1.00	9.075	590	80.16
South Carolina	24	3,594,824	0.80	8.936	612	79.90
Oregon	15	3,110,784	0.69	8.476	606	82.82
Wisconsin	24	3,086,536	0.69	9.630	595	81.25
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP IA COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Missouri	24	2,948,068	0.66	9.670	577	82.74
Tennessee	26	2,886,659	0.64	9.445	616	85.44
New Hampshire	15	2,495,330	0.56	8.315	608	75.49
Indiana	21	2,217,092	0.49	9.496	605	86.95
Louisiana	15	2,077,397	0.46	9.037	598	81.68
Maine	11	1,603,259	0.36	8.570	610	72.16
Utah	12	1,573,211	0.35	8.474	616	77.46
Alabama	12	1,490,627	0.33	9.740	649	89.08
Kentucky	11	1,435,297	0.32	9.456	610	89.22
Arkansas	11	1,334,923	0.30	9.691	643	94.89
Iowa	10	1,281,183	0.29	9.558	628	87.95
Delaware	5	1,022,386	0.23	8.787	575	82.26
Vermont	7	831,707	0.19	9.116	610	73.64
Alaska	3	754,912	0.17	8.626	618	95.24
Idaho	5	719,296	0.16	7.429	621	72.33
District of Columbia	5	713,804	0.16	8.903	562	48.13
Oklahoma	9	707,388	0.16	9.819	593	83.95
Nebraska	5	525,340	0.12	8.977	585	83.27
Wyoming	4	522,591	0.12	8.664	605	82.83
Montana	3	352,726	0.08	9.418	631	90.12
South Dakota	2	193,130	0.04	10.264	607	82.86
Kansas	1	78,304	0.02	10.940	508	80.00
Mississippi	1	59,927	0.01	10.450	648	100.00
Total:	2,241	449,214,623	100.00	8.354	619	78.19

DESCRIPTION OF THE GROUP IA COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,972	394,937,514	87.92	8.260	615	77.72
Investment	232	46,252,296	10.30	9.173	651	81.51
Second Home	37	8,024,813	1.79	8.266	654	82.17
Total:	2,241	449,214,623	100.00	8.354	619	78.19

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,332	233,789,882	52.04	8.388	608	78.80
Stated Documentation	894	212,732,894	47.36	8.309	632	77.56
No Documentation	11	1,709,157	0.38	9.065	701	78.32
Limited Documentation	4	982,690	0.22	8.785	554	68.62
Total:	2,241	449,214,623	100.00	8.354	619	78.19

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	1,294	276,131,995	61.47	8.278	606	75.32
Purchase	795	146,464,156	32.60	8.437	648	83.85
Refinance - Rate Term	152	26,618,472	5.93	8.696	604	76.80
Total:	2,241	449,214,623	100.00	8.354	619	78.19

DESCRIPTION OF THE GROUP IA COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,806	339,250,232	75.52	8.398	615	78.45
2-4 Family	191	57,054,967	12.70	8.236	636	75.84
PUD	120	26,836,870	5.97	8.094	618	78.25
Condo	104	23,032,766	5.13	8.400	645	79.83
Manufactured Housing	20	3,039,787	0.68	7.632	669	79.62
Total:	2,241	449,214,623	100.00	8.354	619	78.19

DESCRIPTION OF THE GROUP IA COLLATERAL

Rate Adjustment*

	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
June 2007	1	176,071	0.04	6.450	716	85.00
July 2007	2	559,602	0.14	7.271	605	80.98
August 2007	4	712,489	0.18	7.216	636	83.66
September 2007	1	129,515	0.03	9.890	535	78.79
October 2007	10	1,317,034	0.33	7.664	632	81.14
November 2007	13	2,934,302	0.74	7.335	636	81.43
December 2007	85	21,420,985	5.37	7.561	656	80.92
January 2008	489	121,427,675	30.42	7.966	636	79.29
February 2008	1,009	184,345,367	46.19	8.752	603	78.18
March 2008	179	28,743,057	7.20	8.959	605	80.99
November 2008	2	316,524	0.08	8.497	555	79.08
December 2008	1	199,444	0.05	8.990	615	88.50
January 2009	13	3,120,441	0.78	7.661	673	82.24
February 2009	47	7,735,018	1.94	8.664	613	76.32
March 2009	29	4,995,811	1.25	9.370	601	83.52
September 2010	1	134,336	0.03	8.550	542	75.00
November 2010	2	269,265	0.07	7.195	590	68.38
January 2011	26	7,280,877	1.82	7.300	641	77.45
February 2011	48	10,027,977	2.51	7.889	617	75.56
March 2011	13	3,279,335	0.82	8.250	615	77.80
Total:	1,975	399,125,127	100.00	8.388	618	78.90
*ARM Loans Only

DESCRIPTION OF THE GROUP IA COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	1	80,903	0.02	10.550	622	90.00
3.500 - 3.999	2	497,604	0.12	6.289	705	78.95
4.000 - 4.499	15	3,697,030	0.93	6.222	679	72.65
4.500 - 4.999	39	10,834,273	2.71	6.593	660	72.71
5.000 - 5.499	138	35,098,154	8.79	6.895	649	72.95
5.500 - 5.999	236	60,412,642	15.14	7.380	652	76.60
6.000 - 6.499	351	74,261,394	18.61	7.973	623	77.62
6.500 - 6.999	360	73,111,168	18.32	8.461	614	80.86
7.000 - 7.499	370	63,114,712	15.81	9.253	597	81.02
7.500 - 7.999	275	45,115,774	11.30	9.731	591	81.97
8.000 - 8.499	168	29,624,302	7.42	10.018	576	82.39
8.500 - 8.999	18	3,045,186	0.76	9.471	592	81.88
9.000 - 9.499	1	180,064	0.05	9.750	796	95.00
10.000 - 10.499	1	51,919	0.01	11.700	583	76.47
Total:	1,975	399,125,127	100.00	8.388	618	78.90
*ARM Loans Only

DESCRIPTION OF THE GROUP IA COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
9.000 - 9.499	1	224,677	0.06	6.200	634	56.25
9.500 - 9.999	1	295,365	0.07	6.650	651	85.00
10.000 - 10.499	2	327,443	0.08	7.193	615	59.36
10.500 - 10.999	1	148,666	0.04	7.850	676	80.00
11.000 - 11.499	4	699,868	0.18	8.196	629	82.27
11.500 - 11.999	26	6,979,096	1.75	6.037	650	72.20
12.000 - 12.499	56	14,708,794	3.69	6.470	648	73.61
12.500 - 12.999	145	40,847,565	10.23	6.821	653	75.92
13.000 - 13.499	135	36,834,959	9.23	7.269	650	78.90
13.500 - 13.999	267	65,445,969	16.40	7.733	629	78.15
14.000 - 14.499	227	49,532,036	12.41	8.191	615	78.33
14.500 - 14.999	323	63,719,484	15.96	8.708	615	80.00
15.000 - 15.499	210	36,276,565	9.09	9.221	598	80.59
15.500 - 15.999	240	39,198,122	9.82	9.687	601	84.18
16.000 - 16.499	118	18,507,739	4.64	10.235	584	80.89
16.500 - 16.999	109	13,773,387	3.45	10.699	567	79.67
17.000 - 17.499	46	5,454,612	1.37	11.187	561	73.92
17.500 - 17.999	42	3,818,186	0.96	11.719	544	76.79
18.000 - 18.499	22	2,332,594	0.58	12.122	536	69.98
Total:	1,975	399,125,127	100.00	8.388	618	78.90
*ARM Loans Only

DESCRIPTION OF THE GROUP IA COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	297,600	0.07	7.250	701	80.00
5.500 - 5.999	26	7,768,642	1.95	6.092	650	73.54
6.000 - 6.499	59	15,869,319	3.98	6.414	649	73.67
6.500 - 6.999	159	44,870,176	11.24	6.860	650	75.63
7.000 - 7.499	141	37,701,181	9.45	7.306	647	78.69
7.500 - 7.999	267	65,528,647	16.42	7.763	632	78.46
8.000 - 8.499	219	46,957,939	11.77	8.242	615	78.39
8.500 - 8.999	321	62,240,516	15.59	8.754	613	79.85
9.000 - 9.499	212	36,801,813	9.22	9.230	598	80.70
9.500 - 9.999	233	37,438,507	9.38	9.732	600	84.74
10.000 - 10.499	116	18,144,196	4.55	10.243	582	80.86
10.500 - 10.999	110	13,776,350	3.45	10.709	567	79.57
11.000 - 11.499	47	5,579,461	1.40	11.193	561	73.54
11.500 - 11.999	42	3,818,186	0.96	11.719	544	76.79
12.000 - 12.499	22	2,332,594	0.58	12.122	536	69.98
Total:	1,975	399,125,127	100.00	8.388	618	78.90
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	3	704,508	0.18	8.275	576	74.78
2.000	55	14,590,108	3.66	8.065	616	77.87
3.000	1,916	383,725,511	96.14	8.401	619	78.94
5.000	1	105,000	0.03	6.600	600	70.00
Total:	1,975	399,125,127	100.00	8.388	618	78.90
*ARM Loans Only

DESCRIPTION OF THE GROUP IA COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,970	397,809,102	99.67	8.390	618	78.90
1.500	3	806,453	0.20	7.486	670	80.00
3.000	2	509,572	0.13	8.323	583	76.88
Total:	1,975	399,125,127	100.00	8.388	618	78.90
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	25	3,974,743	1.00	8.620	611	77.02
6.000 - 6.499	1,911	384,232,011	96.27	8.404	618	78.93
6.500 - 6.999	13	3,032,222	0.76	8.054	642	80.52
7.000 - 7.499	26	7,886,151	1.98	7.646	634	77.67
Total:	1,975	399,125,127	100.00	8.388	618	78.90
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	559	108,741,808	24.21	8.812	614	77.75
12	182	55,296,451	12.31	8.084	629	77.47
24	1,233	234,351,342	52.17	8.305	618	79.50
30	1	246,391	0.05	8.900	592	85.00
36	266	50,578,631	11.26	7.892	628	73.77
Total:	2,241	449,214,623	100.00	8.354	619	78.19

DESCRIPTION OF THE GROUP IB COLLATERAL

SUMMARY - GROUP IB POOL*
Number of Mortgage Loans:	1,260	Index Type:
Aggregate Principal Balance:	$227,195,759	6 Month LIBOR:	81.70%
Conforming Principal Balance Loans:	$227,195,759	Fixed Rate:	18.30%
Average Principal Balance:	$180,314	W.A. Initial Periodic Cap:	2.949%
Range:	$16,376 - $649,081	W.A. Subsequent Periodic Cap:	1.003%
W.A. Coupon:	8.362%	W.A. Lifetime Rate Cap:	6.007%
Range:	5.750% - 12.750%	Property Type:
W.A. Gross Margin:	6.542%	Single Family:	76.94%
Range:	3.500% - 7.990%	2-4 Family:	10.56%
W.A. Remaining Term:	356 months	PUD:	6.50%
Range:	176 months - 358 months	Condo:	6.00%
W.A. Seasoning:	3 months
Latest Maturity Date:	March 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	91.91%
California:	21.42%	Investment	7.21%
New York:	10.65%	Second Home	0.88%
Florida:	10.42%	Documentation Status:
New Jersey:	6.80%	Full:	53.16%
Massachusetts:	4.59%	Stated:	46.61%
W.A. Original Combined LTV:	77.20%	Limited:	0.23%
Range:	17.44% - 100.00%
First Liens:	97.50%	Non-Zero W.A. Prepayment Penalty - Term:	25 months
Second Liens:	2.50%	Loans with Prepay Penalties:	75.65%
Non-Balloon Loans:	73.13%	Interest Only Loans:	7.87%
Non-Zero W.A. FICO Score:	610	Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP IB COLLATERAL

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	94	3,083,354	1.36	10.198	671	93.11
50,000.01 - 100,000.00	231	17,481,239	7.69	9.791	605	79.64
100,000.01 - 150,000.00	253	31,492,616	13.86	8.995	606	77.49
150,000.01 - 200,000.00	214	37,321,915	16.43	8.545	597	74.08
200,000.01 - 250,000.00	156	34,746,623	15.29	8.422	598	74.04
250,000.01 - 300,000.00	113	31,053,320	13.67	8.020	618	77.23
300,000.01 - 350,000.00	105	34,017,228	14.97	7.779	613	78.44
350,000.01 - 400,000.00	63	23,600,004	10.39	7.798	615	79.21
400,000.01 - 450,000.00	16	6,534,255	2.88	7.194	638	80.71
450,000.01 - 500,000.00	6	2,825,364	1.24	7.777	610	79.66
500,000.01 - 550,000.00	6	3,166,733	1.39	7.258	675	81.01
550,000.01 - 600,000.00	1	591,531	0.26	8.300	617	80.00
600,000.01 - 650,000.00	2	1,281,579	0.56	6.176	717	71.29
Total:	1,260	227,195,759	100.00	8.362	610	77.20

DESCRIPTION OF THE GROUP IB COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	94	3,083,354	1.36	10.198	671	93.11
50,000.01 - 100,000.00	233	17,679,712	7.78	9.797	605	79.60
100,000.01 - 150,000.00	252	31,444,128	13.84	8.983	606	77.58
150,000.01 - 200,000.00	214	37,371,619	16.45	8.534	597	73.91
200,000.01 - 250,000.00	155	34,546,933	15.21	8.434	598	74.12
250,000.01 - 300,000.00	113	31,053,320	13.67	8.020	618	77.23
300,000.01 - 350,000.00	105	34,017,228	14.97	7.779	613	78.44
350,000.01 - 400,000.00	64	23,998,434	10.56	7.772	616	79.30
400,000.01 - 450,000.00	15	6,135,824	2.70	7.255	635	80.44
450,000.01 - 500,000.00	6	2,825,364	1.24	7.777	610	79.66
500,000.01 - 550,000.00	6	3,166,733	1.39	7.258	675	81.01
550,000.01 - 600,000.00	1	591,531	0.26	8.300	617	80.00
600,000.01 - 650,000.00	2	1,281,579	0.56	6.176	717	71.29
Total:	1,260	227,195,759	100.00	8.362	610	77.20

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	5	738,707	0.33	9.370	592	75.06
181 - 240	3	212,146	0.09	10.407	625	76.75
301 - 360	1,252	226,244,906	99.58	8.357	610	77.21
Total:	1,260	227,195,759	100.00	8.362	610	77.20

DESCRIPTION OF THE GROUP IB COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 15 Year	4	510,944	0.22	9.624	595	68.50
Fixed - 20 Year	3	212,146	0.09	10.407	625	76.75
Fixed - 30 Year	265	30,687,600	13.51	8.621	630	77.20
Balloon - 30/40	40	10,155,055	4.47	7.670	636	75.52
ARM - 2 Year/6 Month	617	107,649,194	47.38	8.750	592	76.10
ARM - 2 Year/6 Month IO	55	15,292,856	6.73	7.596	650	79.51
ARM - 2 Year/6 Month 30/40 Balloon	180	41,533,457	18.28	7.857	615	79.67
ARM - 3 Year/6 Month	32	4,669,995	2.06	8.860	600	73.48
ARM - 3 Year/6 Month IO	1	364,990	0.16	8.475	636	74.49
ARM - 3 Year/6 Month 30/40 Balloon	21	5,358,302	2.36	7.783	624	81.43
ARM - 5 Year/6 Month	23	4,535,325	2.00	7.858	615	75.24
ARM - 5 Year/6 Month IO	7	2,224,041	0.98	7.421	637	84.08
ARM - 5 Year/6 Month 30/40 Balloon	12	4,001,853	1.76	6.881	663	75.18
Total:	1,260	227,195,759	100.00	8.362	610	77.20

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,197	209,313,872	92.13	8.428	607	76.97
60	63	17,881,887	7.87	7.593	648	79.98
Total:	1,260	227,195,759	100.00	8.362	610	77.20

DESCRIPTION OF THE GROUP IB COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	4	1,011,516	0.45	5.759	630	69.89
6.000 - 6.499	26	7,585,489	3.34	6.244	658	71.38
6.500 - 6.999	94	25,459,070	11.21	6.747	637	73.49
7.000 - 7.499	85	22,852,715	10.06	7.269	630	77.17
7.500 - 7.999	198	45,081,542	19.84	7.770	623	75.86
8.000 - 8.499	125	26,118,162	11.50	8.261	613	78.66
8.500 - 8.999	205	36,984,169	16.28	8.760	600	78.79
9.000 - 9.499	137	21,644,632	9.53	9.230	585	77.28
9.500 - 9.999	148	17,747,162	7.81	9.740	584	81.51
10.000 - 10.499	76	8,087,850	3.56	10.210	593	79.08
10.500 - 10.999	85	7,408,220	3.26	10.743	577	80.34
11.000 - 11.499	32	3,033,772	1.34	11.245	573	79.08
11.500 - 11.999	30	2,661,701	1.17	11.721	560	78.13
12.000 - 12.499	11	973,839	0.43	12.149	572	72.93
12.500 - 12.999	4	545,923	0.24	12.573	526	58.87
Total:	1,260	227,195,759	100.00	8.362	610	77.20

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	62	9,995,762	4.40	8.152	594	41.57
50.01 - 55.00	36	6,592,190	2.90	8.238	584	53.03
55.01 - 60.00	36	6,918,476	3.05	8.071	580	58.04
60.01 - 65.00	96	18,180,872	8.00	8.497	585	63.51
65.01 - 70.00	81	16,011,303	7.05	8.055	604	68.88
70.01 - 75.00	110	25,800,907	11.36	8.087	590	74.25
75.01 - 80.00	428	76,795,745	33.80	8.446	611	79.66
80.01 - 85.00	90	21,064,384	9.27	8.162	616	84.29
85.01 - 90.00	98	21,534,209	9.48	8.266	631	89.01
90.01 - 95.00	36	6,493,798	2.86	8.276	646	94.57
95.01 - 100.00	187	17,808,112	7.84	9.202	655	99.78
Total:	1,260	227,195,759	100.00	8.362	610	77.20

DESCRIPTION OF THE GROUP IB COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	111	19,674,827	8.66	9.602	514	69.96
525 - 549	94	17,289,486	7.61	9.316	538	70.14
550 - 574	95	17,494,259	7.70	8.658	565	73.77
575 - 599	192	34,125,105	15.02	8.353	587	75.57
600 - 624	255	48,315,843	21.27	8.123	612	77.04
625 - 649	221	44,466,128	19.57	7.989	635	79.20
650 - 674	138	20,983,689	9.24	8.191	660	84.57
675 - 699	65	9,889,206	4.35	7.907	686	82.14
700 - 724	52	8,365,525	3.68	7.582	712	83.46
725 - 749	22	4,260,676	1.88	7.707	739	85.68
750 - 774	11	1,681,650	0.74	8.177	758	77.97
775 - 799	4	649,365	0.29	8.621	789	87.63
Total:	1,260	227,195,759	100.00	8.362	610	77.20

DESCRIPTION OF THE GROUP IB COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	187	48,657,319	21.42	7.590	620	74.43
New York	89	24,198,465	10.65	8.127	611	72.20
Florida	141	23,680,742	10.42	8.430	605	75.97
New Jersey	75	15,444,357	6.80	8.379	599	72.75
Massachusetts	49	10,431,275	4.59	8.478	619	77.60
Virginia	47	10,139,027	4.46	8.403	606	78.67
Texas	102	9,733,320	4.28	9.196	599	80.77
Arizona	33	6,513,333	2.87	8.481	594	78.59
Maryland	34	6,471,608	2.85	8.492	606	75.65
Michigan	52	6,288,572	2.77	9.284	603	82.85
Georgia	45	6,046,657	2.66	9.305	607	83.62
Pennsylvania	46	5,937,912	2.61	8.953	608	80.30
Connecticut	28	4,819,634	2.12	8.256	609	77.96
Rhode Island	20	4,448,901	1.96	8.498	611	76.66
Illinois	27	4,018,872	1.77	9.036	607	80.80
Washington	20	3,537,095	1.56	8.276	618	86.03
Nevada	18	3,503,915	1.54	8.258	594	77.59
Hawaii	8	3,181,516	1.40	7.473	616	80.10
North Carolina	23	2,973,831	1.31	8.877	611	78.78
Colorado	18	2,889,646	1.27	8.393	602	80.45
Ohio	25	2,771,637	1.22	9.222	611	87.36
Oregon	13	1,973,188	0.87	8.380	617	80.34
Wisconsin	16	1,960,318	0.86	8.967	605	83.10
Minnesota	12	1,845,245	0.81	8.706	642	81.40
Missouri	12	1,476,512	0.65	8.837	616	85.48
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP IB COLLATERAL

Geographic Distribution (Continued)

	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
South Carolina 10		1,390,239	0.61	8.822	617	79.33
Alabama	11	1,247,397	0.55	8.943	593	85.96
Indiana	14	1,202,157	0.53	9.294	620	88.05
Maine	6	1,137,969	0.50	8.324	666	84.28
New Hampshire 7		1,134,785	0.50	8.731	580	75.10
Arkansas	6	944,140	0.42	9.391	595	89.18
Louisiana	9	900,847	0.40	8.983	663	84.90
Tennessee	7	789,901	0.35	8.402	656	85.92
Kentucky	6	758,226	0.33	8.746	601	78.43
Oklahoma	10	744,666	0.33	10.092	573	74.66
Delaware	5	681,957	0.30	10.190	580	79.69
Montana	3	575,493	0.25	8.432	617	72.67
Idaho	3	496,794	0.22	8.376	632	82.33
Vermont	2	458,096	0.20	8.655	663	92.45
District of Columbia	2	455,214	0.20	8.809	557	65.67
Utah	4	372,401	0.16	9.206	604	91.66
Kansas	4	339,162	0.15	10.311	583	84.78
Iowa	7	287,392	0.13	10.140	594	80.88
Mississippi	1	151,732	0.07	8.680	625	80.00
South Dakota 1		107,722	0.05	6.800	582	80.00
Nebraska	1	55,089	0.02	11.400	608	95.00
Wyoming	1	21,481	0.01	10.925	655	100.00
Total:	1,260	227,195,759	100.00	8.362	610	77.20

DESCRIPTION OF THE GROUP IB COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,166	208,810,520	91.91	8.324	608	77.11
Investment	88	16,377,674	7.21	8.885	636	77.49
Second Home	6	2,007,565	0.88	8.131	656	85.10
Total:	1,260	227,195,759	100.00	8.362	610	77.20

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	790	120,783,114	53.16	8.416	603	78.00
Stated Documentation	467	105,898,409	46.61	8.299	618	76.31
Limited Documentation	3	514,235	0.23	8.781	615	72.84
Total:	1,260	227,195,759	100.00	8.362	610	77.20

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	859	177,362,701	78.07	8.235	608	75.60
Purchase	271	26,738,697	11.77	9.011	619	85.30
Refinance - Rate Term	130	23,094,361	10.16	8.592	614	80.16
Total:	1,260	227,195,759	100.00	8.362	610	77.20

DESCRIPTION OF THE GROUP IB COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,019	174,807,758	76.94	8.398	608	77.54
2-4 Family	86	23,989,774	10.56	8.065	629	73.10
PUD	79	14,761,827	6.50	8.300	604	80.04
Condo	76	13,636,400	6.00	8.501	617	76.99
Total:	1,260	227,195,759	100.00	8.362	610	77.20

Rate Adjustment*

	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August 2007	1	262,000	0.14	6.650	612	73.80
October 2007	6	882,477	0.48	7.896	620	71.53
November 2007	3	744,538	0.40	7.825	604	86.02
December 2007	25	5,958,980	3.21	7.716	618	73.27
January 2008	215	47,841,138	25.77	8.010	611	76.69
February 2008	499	93,344,171	50.29	8.622	598	77.17
March 2008	103	15,442,204	8.32	8.802	605	81.71
December 2008	4	718,111	0.39	8.044	633	68.60
January 2009	5	1,058,732	0.57	8.054	612	73.96
February 2009	26	5,274,415	2.84	7.976	624	79.87
March 2009	19	3,342,029	1.80	8.917	594	77.15
January 2011	14	3,720,619	2.00	7.243	646	79.38
February 2011	25	6,488,938	3.50	7.479	637	74.48
March 2011	3	551,663	0.30	7.612	583	91.39
Total:	948	185,630,014	100.00	8.352	606	77.32
*ARM Loans Only

DESCRIPTION OF THE GROUP IB COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.500 - 3.999	1	70,859	0.04	11.140	542	80.00
4.000 - 4.499	5	953,458	0.51	6.086	666	76.76
4.500 - 4.999	20	5,747,422	3.10	6.622	660	72.35
5.000 - 5.499	50	12,802,289	6.90	6.867	634	72.28
5.500 - 5.999	111	24,897,014	13.41	7.474	633	74.65
6.000 - 6.499	189	40,745,529	21.95	7.882	621	77.19
6.500 - 6.999	209	40,470,295	21.80	8.486	604	79.80
7.000 - 7.499	195	32,275,633	17.39	9.207	577	78.46
7.500 - 7.999	168	27,667,517	14.90	9.757	569	78.34
Total:	948	185,630,014	100.00	8.352	606	77.32
*ARM Loans Only

DESCRIPTION OF THE GROUP IB COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.000 - 10.499	1	108,285	0.06	7.300	629	80.00
10.500 - 10.999	2	460,277	0.25	7.857	592	74.81
11.000 - 11.499	2	355,743	0.19	8.239	622	80.00
11.500 - 11.999	4	1,011,516	0.54	5.759	630	69.89
12.000 - 12.499	22	6,446,535	3.47	6.356	652	72.38
12.500 - 12.999	64	16,977,212	9.15	6.765	633	74.99
13.000 - 13.499	68	18,381,675	9.90	7.267	631	78.51
13.500 - 13.999	156	36,116,077	19.46	7.732	622	76.52
14.000 - 14.499	103	22,066,187	11.89	8.232	614	79.14
14.500 - 14.999	173	32,356,433	17.43	8.722	596	78.94
15.000 - 15.499	115	20,180,996	10.87	9.195	583	76.33
15.500 - 15.999	108	15,398,934	8.30	9.682	575	79.64
16.000 - 16.499	47	6,064,179	3.27	10.147	575	77.87
16.500 - 16.999	39	5,163,884	2.78	10.716	550	75.82
17.000 - 17.499	19	1,941,658	1.05	11.303	548	76.70
17.500 - 17.999	15	1,422,016	0.77	11.718	536	74.79
18.000 - 18.499	7	674,513	0.36	12.166	531	66.54
18.500 - 18.999	3	503,895	0.27	12.394	522	65.53
Total:	948	185,630,014	100.00	8.352	606	77.32
*ARM Loans Only

DESCRIPTION OF THE GROUP IB COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	2	801,998	0.43	6.625	641	69.98
5.500 - 5.999	4	1,011,516	0.54	5.759	630	69.89
6.000 - 6.499	22	6,439,298	3.47	6.258	658	72.94
6.500 - 6.999	72	18,657,778	10.05	6.866	629	73.96
7.000 - 7.499	72	18,954,610	10.21	7.291	629	78.32
7.500 - 7.999	162	37,365,784	20.13	7.805	618	76.57
8.000 - 8.499	101	21,741,298	11.71	8.263	613	79.00
8.500 - 8.999	168	31,096,454	16.75	8.756	599	79.47
9.000 - 9.499	112	19,760,681	10.65	9.227	581	76.61
9.500 - 9.999	104	14,551,641	7.84	9.739	575	80.63
10.000 - 10.499	46	5,825,295	3.14	10.188	574	77.37
10.500 - 10.999	37	4,745,569	2.56	10.739	552	76.07
11.000 - 11.499	19	1,941,658	1.05	11.303	548	76.70
11.500 - 11.999	17	1,629,252	0.88	11.730	534	74.96
12.000 - 12.499	8	736,172	0.40	12.152	545	66.41
12.500 - 12.999	2	371,010	0.20	12.539	525	62.53
Total:	948	185,630,014	100.00	8.352	606	77.32
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	4	576,097	0.31	6.753	663	61.59
2.000	37	8,238,119	4.44	8.343	585	71.97
3.000	907	176,815,798	95.25	8.357	607	77.62
Total:	948	185,630,014	100.00	8.352	606	77.32
*ARM Loans Only

DESCRIPTION OF THE GROUP IB COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	941	184,582,878	99.44	8.358	606	77.42
1.500	7	1,047,136	0.56	7.323	610	59.10
Total:	948	185,630,014	100.00	8.352	606	77.32
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	8	1,359,831	0.73	8.573	593	76.46
6.000 - 6.499	914	178,367,049	96.09	8.364	606	77.55
6.500 - 6.999	4	905,350	0.49	7.591	656	81.08
7.000 - 7.499	22	4,997,784	2.69	7.974	598	68.69
Total:	948	185,630,014	100.00	8.352	606	77.32
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	357	55,332,885	24.35	8.746	610	76.51
12	97	27,251,875	11.99	8.130	610	73.55
24	610	109,275,170	48.10	8.354	605	78.84
30	2	363,269	0.16	8.047	630	89.45
36	194	34,972,559	15.39	7.967	629	75.91
Total:	1,260	227,195,759	100.00	8.362	610	77.20

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*
Number of Mortgage Loans:	2,000	Index Type:
Aggregate Principal Balance:	$430,644,844	6 Month LIBOR:	80.12%
Conforming Principal Balance Loans:	$167,536,878	Fixed Rate:	19.88%
Average Principal Balance:	$215,322	W.A. Initial Periodic Cap:	2.977%
Range:	$14,833 - $1,550,000	W.A. Subsequent Periodic Cap	1.007%
W.A. Coupon:	8.252%	W.A. Lifetime Rate Cap	6.034%
Range:	5.650% - 14.150%	Property Type
W.A. Gross Margin:	6.264%	Single Family:	78.45%
Range:	4.400% - 9.490%	PUD:	8.52%
W.A. Remaining Term:	356 months	2-4 Family:	7.70%
Range:	174 months - 358 months	Condo:	5.09%
W.A. Seasoning:	4 months	Manufactured Housing:	0.24%
Latest Maturity Date:	March 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	91.19%
California:	40.10%	Investment:	6.90%
Florida:	10.87%	Second Home:	1.92%
New York	10.78%	Documentation Status:
New Jersey:	5.57%	Stated:	57.18%
Texas:	3.73%	Full:	41.20%
W.A. Original Combined LTV:	82.60%	Limited:	0.50%
Range:	20.00% - 100.00%	None:	1.12%
First Liens:	88.75%	Non-Zero W.A. Prepayment Penalty - Term:	24 months
Second Liens:	11.25%	Loans with Prepay Penalties:	76.89%
Non-Balloon Loans:	72.62%	Interest Only Loans	22.37%
Non-Zero W.A. FICO Score:	640	Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	562	17,619,919	4.09	11.610	616	98.72
50,000.01 - 100,000.00	413	29,710,837	6.90	10.626	638	92.44
100,000.01 - 150,000.00	208	25,570,256	5.94	9.654	632	87.58
150,000.01 - 200,000.00	107	18,304,616	4.25	8.986	632	84.79
200,000.01 - 250,000.00	72	16,024,027	3.72	8.570	638	83.00
250,000.01 - 300,000.00	61	16,875,051	3.92	8.048	646	81.59
300,000.01 - 350,000.00	57	18,471,969	4.29	7.556	668	81.56
350,000.01 - 400,000.00	38	14,336,610	3.33	7.938	662	84.62
400,000.01 - 450,000.00	89	38,276,756	8.89	7.711	638	79.97
450,000.01 - 500,000.00	120	57,111,573	13.26	7.657	638	80.58
500,000.01 - 550,000.00	77	40,230,988	9.34	7.726	648	82.66
550,000.01 - 600,000.00	69	39,559,780	9.19	7.421	660	81.61
600,000.01 - 650,000.00	36	22,479,731	5.22	7.654	645	80.40
650,000.01 - 700,000.00	25	17,034,623	3.96	8.004	632	81.32
700,000.01 - 750,000.00	20	14,539,147	3.38	7.719	648	80.74
750,000.01 - 800,000.00	8	6,184,324	1.44	8.357	598	72.81
800,000.01 - 850,000.00	8	6,697,258	1.56	7.796	616	74.92
850,000.01 - 900,000.00	6	5,321,248	1.24	7.241	656	82.11
900,000.01 - 950,000.00	4	3,687,262	0.86	7.822	627	82.63
950,000.01 - 1,000,000.00	6	5,851,033	1.36	8.118	585	74.72
1,000,000.01 or greater	14	16,757,838	3.89	7.127	620	68.77
Total:	2,000	430,644,844	100.00	8.252	640	82.60

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
	Number of		% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	565	17,769,809	4.13	11.605	616	98.62
50,000.01 - 100,000.00	410	29,560,947	6.86	10.624	639	92.46
100,000.01 - 150,000.00	208	25,570,256	5.94	9.654	632	87.58
150,000.01 - 200,000.00	107	18,304,616	4.25	8.986	632	84.79
200,000.01 - 250,000.00	72	16,024,027	3.72	8.570	638	83.00
250,000.01 - 300,000.00	62	17,174,843	3.99	8.019	646	81.56
300,000.01 - 350,000.00	57	18,521,874	4.30	7.555	670	81.75
350,000.01 - 400,000.00	37	13,986,913	3.25	7.974	660	84.48
400,000.01 - 450,000.00	89	38,276,756	8.89	7.711	638	79.97
450,000.01 - 500,000.00	120	57,111,573	13.26	7.657	638	80.58
500,000.01 - 550,000.00	77	40,230,988	9.34	7.726	648	82.66
550,000.01 - 600,000.00	69	39,559,780	9.19	7.421	660	81.61
600,000.01 - 650,000.00	37	23,129,322	5.37	7.694	642	80.11
650,000.01 - 700,000.00	24	16,385,032	3.80	7.961	636	81.77
700,000.01 - 750,000.00	20	14,539,147	3.38	7.719	648	80.74
750,000.01 - 800,000.00	8	6,184,324	1.44	8.357	598	72.81
800,000.01 - 850,000.00	8	6,697,258	1.56	7.796	616	74.92
850,000.01 - 900,000.00	6	5,321,248	1.24	7.241	656	82.11
900,000.01 - 950,000.00	4	3,687,262	0.86	7.822	627	82.63
950,000.01 - 1,000,000.00	6	5,851,033	1.36	8.118	585	74.72
1,000,000.01 or greater	14	16,757,838	3.89	7.127	620	68.77
Total:	2,000	430,644,844	100.00	8.252	640	82.60

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	14	1,035,721	0.24	9.322	645	83.85
181 - 240	9	460,784	0.11	10.166	625	88.24
301 - 360	1,977	429,148,339	99.65	8.248	640	82.59
Total:	2,000	430,644,844	100.00	8.252	640	82.60

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	12	853,227	0.20	9.225	662	84.28
Fixed - 20 Year	9	460,784	0.11	10.166	625	88.24
Fixed - 30 Year	1,003	75,280,279	17.48	10.018	646	90.99
Fixed - 30 Year IO	11	5,347,637	1.24	6.831	675	78.75
Balloon - 15/30	1	20,170	0.00	11.990	576	100.00
Balloon - 30/40	12	3,647,135	0.85	7.549	640	75.66
ARM - 2 Year/6 Month	458	128,000,810	29.72	8.447	625	80.47
ARM - 2 Year/6 Month IO	182	84,631,817	19.65	7.333	660	80.99
ARM - 2 Year/6 Month 30/40 Balloon	230	98,320,322	22.83	7.770	631	81.77
ARM - 3 Year/6 Month	22	4,334,395	1.01	8.845	619	79.09
ARM - 3 Year/6 Month IO	3	1,258,032	0.29	6.455	630	75.21
ARM - 3 Year/6 Month 30/40 Balloon	17	9,233,670	2.14	7.421	667	83.33
ARM - 5 Year/6 Month	16	7,466,836	1.73	7.474	656	75.18
ARM - 5 Year/6 Month IO	11	5,095,020	1.18	6.979	686	79.02
ARM - 5 Year/6 Month 30/40 Balloon	13	6,694,710	1.55	7.566	640	81.31
Total:	2,000	430,644,844	100.00	8.252	640	82.60

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,793	334,312,339	77.63	8.534	634	83.15
60	207	96,332,505	22.37	7.275	662	80.69
Total:	2,000	430,644,844	100.00	8.252	640	82.60

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	22	11,083,264	2.57	5.849	671	78.14
6.000 - 6.499	42	19,976,055	4.64	6.279	676	75.42
6.500 - 6.999	119	58,772,979	13.65	6.804	668	77.88
7.000 - 7.499	119	54,297,243	12.61	7.235	647	78.87
7.500 - 7.999	207	90,881,488	21.10	7.745	639	79.59
8.000 - 8.499	119	42,305,568	9.82	8.236	626	81.49
8.500 - 8.999	183	48,563,023	11.28	8.739	625	84.91
9.000 - 9.499	120	25,585,231	5.94	9.215	626	85.22
9.500 - 9.999	136	21,468,874	4.99	9.737	620	87.02
10.000 - 10.499	135	14,801,004	3.44	10.206	641	91.20
10.500 - 10.999	168	13,188,248	3.06	10.749	640	94.52
11.000 - 11.499	67	4,648,284	1.08	11.257	636	95.96
11.500 - 11.999	172	9,350,321	2.17	11.698	626	96.43
12.000 - 12.499	229	8,789,387	2.04	12.152	596	98.60
12.500 - 12.999	151	6,356,970	1.48	12.615	594	97.63
13.000 - 13.499	7	304,604	0.07	13.200	615	93.55
13.500 - 13.999	3	237,296	0.06	13.608	632	97.64
14.000 - 14.499	1	35,005	0.01	14.150	556	66.53
Total:	2,000	430,644,844	100.00	8.252	640	82.60

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	29	8,706,814	2.02	7.422	612	43.61
50.01 - 55.00	12	6,025,703	1.40	7.297	609	52.80
55.01 - 60.00	18	9,004,728	2.09	7.633	604	58.10
60.01 - 65.00	36	15,149,117	3.52	7.844	597	63.98
65.01 - 70.00	61	25,368,923	5.89	7.638	611	69.03
70.01 - 75.00	61	23,419,258	5.44	7.921	618	73.64
75.01 - 80.00	511	156,613,659	36.37	7.740	644	79.79
80.01 - 85.00	88	35,046,344	8.14	8.086	626	84.43
85.01 - 90.00	131	54,270,411	12.60	7.950	660	89.20
90.01 - 95.00	45	15,713,542	3.65	8.014	679	94.77
95.01 - 100.00	1,008	81,326,344	18.88	10.149	652	99.84
Total:	2,000	430,644,844	100.00	8.252	640	82.60

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	38	10,789,819	2.51	8.946	512	70.77
525 - 549	50	15,470,772	3.59	9.017	538	71.16
550 - 574	97	19,874,234	4.61	8.590	564	76.28
575 - 599	397	52,456,535	12.18	8.970	587	81.09
600 - 624	388	78,680,047	18.27	8.243	613	82.37
625 - 649	365	88,320,323	20.51	8.161	636	82.30
650 - 674	220	49,344,401	11.46	8.230	662	86.83
675 - 699	162	35,004,167	8.13	8.127	687	85.60
700 - 724	172	44,996,604	10.45	7.696	711	85.85
725 - 749	67	20,973,033	4.87	7.609	736	85.82
750 - 774	33	10,951,354	2.54	7.493	760	84.82
775 - 799	11	3,783,556	0.88	7.554	792	83.22
Total:	2,000	430,644,844	100.00	8.252	640	82.60

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*

	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	482	172,698,427	40.10	7.668	654	82.35
Florida	213	46,823,748	10.87	8.641	633	84.73
New York	141	46,417,463	10.78	7.940	661	81.60
New Jersey	66	24,007,878	5.57	8.464	625	80.39
Texas	198	16,051,052	3.73	9.494	597	84.44
Virginia	79	14,372,624	3.34	8.789	608	77.64
Massachusetts	64	11,880,601	2.76	8.728	648	86.16
Maryland	40	8,918,857	2.07	9.047	607	81.48
Pennsylvania	50	6,996,602	1.62	8.794	618	81.29
Nevada	26	6,560,077	1.52	7.973	650	83.19
Illinois	38	6,513,810	1.51	9.084	619	80.66
Ohio	64	5,829,712	1.35	9.321	629	89.63
Georgia	47	5,308,506	1.23	9.029	621	82.95
Connecticut	28	5,202,470	1.21	8.457	607	79.24
Hawaii	11	5,171,164	1.20	7.855	667	77.54
Arizona	25	4,318,101	1.00	8.380	625	81.85
Michigan	56	3,846,601	0.89	10.105	626	88.33
North Carolina	33	3,800,406	0.88	9.089	625	80.97
Washington	21	3,354,542	0.78	8.615	598	79.26
Colorado	28	2,622,130	0.61	8.859	615	84.47
Oregon	17	2,516,262	0.58	9.404	595	80.52
Rhode Island	13	2,319,690	0.54	8.269	636	84.03
Oklahoma	18	2,149,866	0.50	8.831	641	87.05
Indiana	28	1,991,142	0.46	9.774	621	89.85
Idaho	14	1,780,611	0.41	8.652	610	82.96
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)

	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Maine	13	1,751,872	0.41	8.818	639	91.51
Louisiana	13	1,676,169	0.39	8.876	619	86.81
Tennessee	33	1,601,467	0.37	9.603	612	93.82
Wisconsin	15	1,497,803	0.35	8.259	591	66.84
Kentucky	18	1,377,920	0.32	9.567	609	83.69
Arkansas	6	1,352,812	0.31	9.012	620	93.88
New Hampshire	8	1,168,727	0.27	8.285	639	91.03
Missouri	17	1,075,888	0.25	9.442	621	85.52
Minnesota	7	1,009,548	0.23	7.789	628	77.87
Delaware	4	984,664	0.23	8.710	590	69.74
Vermont	4	821,519	0.19	8.070	666	70.55
Alabama	12	772,856	0.18	9.224	622	86.47
District of Columbia	2	764,243	0.18	8.385	641	88.62
Wyoming	7	751,275	0.17	8.700	623	84.44
Utah	13	738,201	0.17	10.642	632	92.41
South Carolina	14	693,320	0.16	11.038	601	93.71
Montana	1	457,837	0.11	6.350	709	59.35
Kansas	3	388,900	0.09	8.671	631	92.33
Iowa	6	171,585	0.04	11.992	604	100.00
Mississippi	2	71,826	0.02	11.740	624	100.00
South Dakota	2	64,072	0.01	10.965	650	100.00
Total:	2,000	430,644,844	100.00	8.252	640	82.60

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,859	392,689,523	91.19	8.215	637	82.56
Investment	114	29,708,355	6.90	8.876	673	82.35
Second Home	27	8,246,966	1.92	7.755	662	85.32
Total:	2,000	430,644,844	100.00	8.252	640	82.60

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	770	246,255,683	57.18	8.106	654	81.50
Full Documentation	1,209	177,428,355	41.20	8.450	620	84.05
No Documentation	16	4,810,752	1.12	8.453	695	85.47
Limited Documentation	5	2,150,054	0.50	8.175	657	82.65
Total:	2,000	430,644,844	100.00	8.252	640	82.60

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,440	229,850,593	53.37	8.543	657	86.57
Refinance - Cashout	479	181,361,663	42.11	7.904	620	77.73
Refinance - Rate Term	81	19,432,588	4.51	8.068	624	81.12
Total:	2,000	430,644,844	100.00	8.252	640	82.60

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,603	337,838,492	78.45	8.221	637	82.38
PUD	159	36,686,935	8.52	8.272	640	83.06
2-4 Family	124	33,162,649	7.70	8.362	659	83.52
Condo	109	21,919,014	5.09	8.574	655	83.88
Manufactured Housing	5	1,037,754	0.24	7.445	681	81.61
Total:	2,000	430,644,844	100.00	8.252	640	82.60

Rate Adjustment*

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
July 2007	1	49,547	0.01	8.550	631	27.03
October 2007	4	1,357,187	0.39	7.161	618	68.75
November 2007	3	770,368	0.22	8.959	564	87.70
December 2007	47	19,843,519	5.75	7.227	702	85.10
January 2008	295	121,508,917	35.22	7.664	647	80.81
February 2008	437	143,122,742	41.48	8.180	620	80.23
March 2008	83	24,300,669	7.04	8.365	632	84.02
August 2008	1	103,029	0.03	7.790	623	85.00
December 2008	2	1,007,425	0.29	6.724	643	81.28
January 2009	5	1,841,484	0.53	7.061	694	79.93
February 2009	17	5,533,724	1.60	7.898	634	80.15
March 2009	17	6,340,434	1.84	7.996	652	82.88
December 2010	3	2,106,614	0.61	7.113	689	79.41
January 2011	17	8,009,745	2.32	7.056	676	79.35
February 2011	17	7,480,221	2.17	7.697	634	74.77
March 2011	3	1,659,986	0.48	7.800	647	88.01
Total:	952	345,035,611	100.00	7.891	638	80.89
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Gross	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	3	1,666,584	0.48	6.203	724	77.06
4.500 - 4.999	27	12,922,166	3.75	6.430	689	77.28
5.000 - 5.499	97	49,987,965	14.49	6.750	664	75.81
5.500 - 5.999	180	74,582,277	21.62	7.354	654	78.83
6.000 - 6.499	192	76,347,160	22.13	7.802	630	80.41
6.500 - 6.999	178	59,047,938	17.11	8.420	627	83.73
7.000 - 7.499	150	38,026,500	11.02	8.974	626	86.65
7.500 - 7.999	98	24,114,385	6.99	9.391	606	85.23
8.000 - 8.499	23	7,045,885	2.04	9.970	556	81.38
8.500 - 8.999	3	1,137,355	0.33	9.673	637	81.35
9.000 - 9.499	1	157,397	0.05	9.990	673	90.00
Total:	952	345,035,611	100.00	7.891	638	80.89
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.000 - 10.499	1	624,367	0.18	7.450	659	100.00
10.500 - 10.999	2	595,546	0.17	7.733	628	80.00
11.000 - 11.499	1	121,534	0.04	8.200	632	80.00
11.500 - 11.999	22	10,687,165	3.10	5.898	669	79.28
12.000 - 12.499	33	15,400,832	4.46	6.298	672	76.39
12.500 - 12.999	92	45,615,819	13.22	6.842	663	78.16
13.000 - 13.499	99	45,107,383	13.07	7.228	649	78.98
13.500 - 13.999	182	80,526,675	23.34	7.709	640	80.04
14.000 - 14.499	111	41,942,371	12.16	8.131	629	81.47
14.500 - 14.999	160	51,680,726	14.98	8.593	629	83.91
15.000 - 15.499	88	23,022,865	6.67	9.161	617	83.71
15.500 - 15.999	77	16,610,722	4.81	9.663	614	86.08
16.000 - 16.499	35	7,226,349	2.09	10.143	591	83.62
16.500 - 16.999	31	4,281,026	1.24	10.570	568	82.73
17.000 - 17.499	8	676,355	0.20	11.305	579	78.67
17.500 - 17.999	8	720,407	0.21	11.701	580	78.11
18.000 - 18.499	2	195,468	0.06	12.227	573	69.92
Total:	952	345,035,611	100.00	7.891	638	80.89
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	2	1,106,750	0.32	6.453	706	71.94
5.000 - 5.499	3	1,648,663	0.48	6.684	695	74.74
5.500 - 5.999	29	13,192,675	3.82	6.113	670	79.12
6.000 - 6.499	41	18,416,222	5.34	6.495	672	76.76
6.500 - 6.999	99	47,327,864	13.72	6.884	664	78.31
7.000 - 7.499	104	48,404,608	14.03	7.248	650	79.27
7.500 - 7.999	180	79,695,209	23.10	7.754	635	79.98
8.000 - 8.499	105	38,966,584	11.29	8.232	626	81.89
8.500 - 8.999	147	45,352,747	13.14	8.725	625	85.06
9.000 - 9.499	86	22,255,640	6.45	9.203	618	83.91
9.500 - 9.999	75	16,244,214	4.71	9.729	608	85.70
10.000 - 10.499	34	7,068,952	2.05	10.146	589	83.47
10.500 - 10.999	29	3,763,252	1.09	10.681	574	82.52
11.000 - 11.499	8	676,355	0.20	11.305	579	78.67
11.500 - 11.999	8	720,407	0.21	11.701	580	78.11
12.000 - 12.499	2	195,468	0.06	12.227	573	69.92
Total:	952	345,035,611	100.00	7.891	638	80.89
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	4	1,972,966	0.57	7.480	625	82.66
2.000	12	4,156,686	1.20	8.383	640	82.56
3.000	936	338,905,959	98.22	7.888	639	80.86
Total:	952	345,035,611	100.00	7.891	638	80.89
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	940	340,023,323	98.55	7.893	639	80.88
1.500	12	5,012,288	1.45	7.741	628	81.78
Total:	952	345,035,611	100.00	7.891	638	80.89
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	7	2,059,681	0.60	8.291	627	87.44
6.000 - 6.499	902	324,312,696	93.99	7.908	638	80.96
6.500 - 6.999	5	1,760,748	0.51	8.313	661	86.13
7.000 - 7.499	38	16,902,487	4.90	7.474	656	78.23
Total:	952	345,035,611	100.00	7.891	638	80.89
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	750	99,512,324	23.11	9.151	638	85.56
12	132	54,648,514	12.69	7.893	656	80.23
24	940	234,382,826	54.43	8.041	635	82.57
30	3	1,041,914	0.24	7.903	632	73.60
36	173	40,768,043	9.47	7.767	653	78.91
60	2	291,223	0.07	7.473	717	81.64
Total:	2,000	430,644,844	100.00	8.252	640	82.60

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Doug Nicholson	212-250-0865

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978
Reta Chandra	212-250-2729